                     THIS AGREEMENT CONTAINS INDEMNIFICATION
                    PROVISIONS IN ARTICLE 7 AND SECTION 9.13,
                        NOTICE OF WHICH IS HEREBY GIVEN

                           STOCK PURCHASE AGREEMENT


    STOCK PURCHASE AGREEMENT, made and entered into as of the 27th day of March, 1997, by and between the parties listed on Schedule I hereto (the "Stockholders") and Reliant Partners, L.P., a Texas limited partnership ("Purchaser").

                                 W I T N E S S E T H:

    WHEREAS, the Stockholders are the owners of all the issued and outstanding shares of capital stock of RBPI Holding Corporation, a Delaware corporation (the "Company"), other than the Series B Preferred Stock, which is owned by Guardian Industries Corp. (the "Guardian Shares"); and

    WHEREAS, the parties listed on Schedule I hereto designated with an asterisk (the "Warrantholders") hold warrants (the "Warrants") to acquire Class A Voting Common Stock and Class B Nonvoting Common Stock of the Company which are currently exercisable for the respective number of shares of capital stock of the Company set forth opposite their names on Schedule I; and

    WHEREAS, the Stockholders intend to cause the Warrantholders to exercise the Warrants prior to the Closing (as defined in Section 2.1 hereof); and

    WHEREAS, the Stockholders desire to sell to Purchaser all of the capital stock owned by the Stockholders and to cause the Warrantholders to sell all shares of capital stock obtainable upon exercise of the Warrants to Purchaser, and Purchaser desires to purchase all such shares of capital stock, subject to the terms and conditions of this Agreement; and

    WHEREAS, the Stockholders desire to appoint the Stockholders'
Representative referred to in Section 9.13 hereof;

    NOW, THEREFORE, in consideration of the recitals and the mutual and dependent covenants herein contained, it is agreed as follows:

1.  PURCHASE AND SALE OF STOCK.

    1.1 GENERAL. On the terms and subject to the conditions set forth in this Agreement at the Closing, the Stockholders hereby agree to sell, assign, transfer, convey and deliver to Purchaser, and Purchaser hereby agrees to purchase from the Stockholders, the Purchase Shares (as hereinafter defined).

    1.2 DELIVERY OF STOCK. On the terms and subject to the conditions hereof, at the Closing, the Stockholders and the Warrantholders (the "Holders") shall deliver to Purchaser and the Company, as applicable, against receipt of the consideration set forth in
Section 1.3 hereof, certificates representing all the shares of Class A
Voting Stock and Class B Nonvoting Common Stock held by the Holders (the "Stock"), duly endorsed in blank or accompanied by stock powers duly executed.

    1.3 PURCHASE PRICE. (a) In reliance on the representations, warranties and agreements of the Stockholders contained herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Stockholders and Purchaser agree that the following shall take place at the
Closing:

      (i) Purchaser shall pay to the Holders, in immediately available funds, an aggregate amount equal to the remainder of $30,100,000 less the sum of
(A) the Seller Transaction Costs (as hereinafter defined), (B) $250,000 to be paid by the Company to David G. Fiore as of the Closing as an extraordinary bonus, (C) the aggregate cash payments required to be made to the Unitholders pursuant to Section 1.4 hereof and (D) $250,000 to be delivered to the Stockholders' Representative for satisfaction of Seller Transaction Costs that are payable after the Closing;

     (ii) the Company shall issue and deliver to the Holders notes in the form of Exhibit A hereto (the "Holder Notes") in an aggregate principal amount equal to $9,800,000 less the sum of the aggregate principal amount of Holder Notes required to be issued to the Unitholders pursuant to Section 1.4 hereof, in such denominations and names as may be designated in writing to Purchaser by the Stockholder Representative in accordance with the terms of this Article I, it being agreed that each Holder shall be entitled to its pro rata share of the cash payments and Holder Notes issuable pursuant to this Section 1.3 based on its relative ownership interest of Class A Common Stock and Class B Common Stock, as set forth in Schedule I hereto.

    (b) "Seller Transaction Costs" shall mean all costs and expenses incurred and paid by the Company or Redman Building Products, Inc. ("Building Products") incident to the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby; provided, however, that Seller Transaction Costs shall not include any such costs or expenses related to Purchaser obtaining financing for the consummation of the transactions contemplated hereby.

    1.4 PAYMENT OF UNITHOLDER CONSIDERATION. At the Closing, the Company shall cause each person that is a party to a RBPI Incentive Unit Agreement (each a "Unitholder"), a true and complete list of which is set forth on Schedule 1.4 hereto, to be paid cash and issued Holder Notes in the amounts determined by the implementation on Closing Date of the formula set forth in Exhibit B hereto (the "Unitholder Calculation"); it being expressly understood that the final Unitholder Calculation cannot be made until such time as certain factors used in the computation thereof are known to the parties and that the calculation set forth in Exhibit B hereto is for illustrating the methodology by which the final Unitholder Calculation shall be made at Closing. The Stockholders agree to use reasonable efforts to obtain from each Unitholder at Closing a Release and Waiver in substantially the form of Exhibit C hereto.

    1.5 REDEMPTION OF CERTAIN SHARES. Notwithstanding anything contained elsewhere herein, it is acknowledged by the parties hereto that the issuance by the Company of Holder Notes to the Holders pursuant to Section 1.3 above shall be in redemption of such number of the Holders' shares of Class A Common Stock and Class B Nonvoting Common Stock (the "Redemption Shares") as are determined at the Closing based on the calculation set forth in Exhibit C hereto. Any Shares of Class A Voting Stock owned by the Stockholders not so redeemed shall be "Purchase Shares."

    2.   CLOSING.

    2.1 GENERAL. Subject to waiver or satisfaction of the conditions set forth in Article 5 hereof, the closing of the transactions provided for in this Agreement (the "Closing") shall be held (i) at the offices of Kelly, Hart & Hallman, 201 Main Street, Suite 2500, Fort Worth, Texas, at 10:00 a.m., local time, on the first business day immediately following the date on or by which each of the conditions set forth in Article 5 hereof (other than closing deliveries) shall have been fulfilled or waived in accordance therewith, or (ii) at such other place, date and time as may be mutually agreed upon by the parties. The time and date of Closing are herein called the "Closing Date."

    2.2 NECESSARY ACTION. At the Closing, subject to all of the terms and conditions of this Agreement, the parties shall take such action as may be necessary or appropriate in order to consummate the transactions provided for herein. All proceedings to be taken and all documents to be executed and delivered by the parties at Closing shall be deemed to have been taken and executed and delivered simultaneously, and no proceeding shall be deemed taken nor any document executed and delivered until all have been taken, executed and delivered.

3.  REPRESENTATIONS AND WARRANTIES.

    3.1 REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. Wingate Partners, L.P. ("Wingate Partners") and Wingate Affiliates, L.P. ("Wingate Affiliates"), jointly and severally as to Wingate Partners and Wingate Affiliates, represent and warrant to Purchaser, and the other Stockholders severally represent and warrant to Purchaser, as follows:

         (a) SUBSIDIARIES. The Company owns, directly or indirectly, all of the outstanding capital stock of the corporations listed in Schedule 3.1(a) hereto (collectively, the "Company Subsidiaries") in the amounts and proportions stated therein. Except as set forth in Schedule 3.1(a) and other than the Company Subsidiaries, neither the Company nor any of the Company Subsidiaries owns any interest in or controls any corporation, partnership, joint venture or other business association or enterprise.
    Any reference herein to the "Companies" shall be a reference to any of the Company, the Company Subsidiaries, all of the Company and the Company Subsidiaries or any combination of them.

         (b) DUE ORGANIZATION, GOOD STANDING AND POWER OF THE COMPANY AND THE COMPANY SUBSIDIARIES. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each of the Company Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction set forth opposite its name on Schedule 3.1(b)(i). Atemco ("Atemco") is a general partnership duly organized and validly existing under the laws of Texas. Each of the Companies and Atemco has all requisite corporate or partnership power, as applicable, and authority to own, lease and operate its respective properties and to carry on its respective businesses as presently conducted. Each of the Companies and Atemco is duly qualified or licensed and authorized as a foreign corporation or partnership, as applicable, to do business and is in good standing in every jurisdiction where the respective properties owned, leased or operated by it or the nature of its respective businesses makes such qualification necessary, except where the failure of such entity to be so qualified would not have a Material Adverse
    Effect, and all of such jurisdictions are listed in Schedule 3.1(b)(ii) hereto. As used herein, the term "Material Adverse Effect" means any change or effect that is or is reasonably likely to be materially adverse to the assets, business, financial condition or results of operations of the Companies taken as a whole. A copy of the charter and all bylaws, or partnership agreement, as applicable, of each of the Companies and Atemco are attached hereto as Schedule 3.1(b)(iii), and each is true, correct and complete, as amended to the date hereof.

         (c) AUTHORIZATION AND VALIDITY OF AGREEMENT. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Stockholders. The Stockholders have all necessary power and authority to execute, deliver and perform this Agreement, and this Agreement, upon the due execution and delivery by the Stockholders assuming the execution and delivery by Purchaser, shall constitute a valid and binding obligation of the Stockholders enforceable against the Stockholders in accordance with its terms, subject to bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of the rights of creditors generally and general equitable principles.

         (d)  GOOD TITLE TO CAPITAL STOCK; CAPITALIZATION.

              (i) The authorized capital stock of the Company consists solely of (A) 1,500,000 shares of Class A Voting Common Stock, par value $.01 per share, (B) 50,000 shares of Class B Nonvoting Common Stock, par value $.01 per share, and 30,000 shares of Preferred Stock, par value $.01 per share. Assuming exercise of all Warrants and excluding the Guardian Shares, on the Closing Date, the shares of capital stock reflected on Schedule 3.1(d)(i)(a) will constitute all the issued and outstanding shares of capital stock of the Company. The authorized capital stock and the shares of capital stock outstanding of the Company Subsidiaries are set forth on Schedule 3.1(d)(i)(b) hereto.

              (ii) Except as set forth in Schedule 3.1(d) (ii) hereto, the Stockholders own, and as of the Closing Date will own, good, valid and marketable title to the shares of the Stock set forth on Schedule I as being owned by the Stockholders, free and clear of all mortgages, claims, liens, security interests, options, pledges or encumbrances of any kind whatsoever ("Liens").

              (iii) Except as set forth in Schedule 3.1(d) (iii) hereto, the Company owns, directly or indirectly, and as of the Closing Date will so own, good, valid and marketable title to all of the issued and outstanding shares of the capital stock of the Company Subsidiaries, free and clear of all mortgages, claims, liens, security interests, options, pledges or encumbrances of any kind whatsoever and Building Products owns 50% of the issued and outstanding partnership interests in Atemco free and clear of all Liens.

              (iv) All shares of the Stock and all issued and outstanding shares of the capital stock of the Company Subsidiaries are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. The partnership interests in Atemco owned by Building Products have been validly issued and all capital contributions required to be made with respect to such interests have been made.

              (v) As of the Closing Date and immediately after giving effect to the exercise of all Warrants and the sale of the Stock and the redemption by the Company of the Redemption Shares as contemplated hereby, all of the issued and outstanding shares of the capital stock of the Company will be owned by Purchaser with the exception of the Guardian Shares, all of the issued and outstanding shares of the capital stock of the Company Subsidiaries will be owned, directly or indirectly, by the Company and 50% of the partnership interests in Atemco will be owned by Building Products, free and clear, in each case, of all Liens other than such as may be created by Purchaser effective on the Closing.

              (vi) Except as set forth on Schedule 3.1(d)(vi), none of the Companies has any outstanding securities convertible into or evidencing the right to purchase shares or subscribe for any of the capital stock of such entity nor does such entity have any outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or any other agreements or arrangements, preemptive or contractual, oral or written, obligating it to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of its capital stock or any securities convertible into or evidencing the right to purchase or subscribe for any shares of such stock.

              (vii)     Other than this Agreement, and except as set forth on
         Schedule 3.1(d)(vii), there are no agreements, understandings or arrangements with respect to the dividend rights, voting, sale or transfer of shares of the capital stock of the Companies.

         (e) NO APPROVALS REQUIRED. Neither the execution, delivery and performance of this Agreement, nor the consummation and performance of the transactions contemplated hereby, nor compliance by the Stockholders with any of the provisions hereof, will violate (with or without the giving of notice or the lapse of time or both), or conflict with, or result in any violation of or default or loss of benefit under, or permit the acceleration of any obligation under, or require any consent, approval, waiver, filing or notice under, the charter or bylaws, or partnership agreement, as applicable of the

    Companies or Atemco or any statute, rule or regulation applicable to the Stockholders or the Companies, other than as may be required by the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "H-S-R Act"), or, except as set forth on Schedule 3.1(e) and except where same would not have a Material Adverse Effect, any indenture, mortgage, deed of trust, loan agreement, lease or contract or any order, writ, injunction, judgment or decree to which the Stockholders or the Companies are a party. Except for compliance with the H-S-R Act, no consent, approval, order or authorization of, or registration, declaration or filing with, any national, state or local governmental or regulatory agency or authority (collectively, "Authorizations") is required to be made or obtained by the Stockholders in order to execute or deliver this Agreement or to consummate the transactions or fulfill the obligations of the Stockholders provided for hereby.

         (f)  FINANCIAL STATEMENTS; NO UNDISCLOSED LIABILITIES.  Attached as
    Schedule 3.1(f)(i) hereto are true and complete copies of (i) the audited consolidated balance sheets as of and the consolidated statements of income and changes in shareholders equity and cash flows for the fiscal years ended March 31, 1996, April 1, 1995, and April 2, 1994, of the Company Subsidiaries (ii) the unaudited consolidated balance sheet as of, and the consolidated statement of income and changes in shareholders equity and cash flows for the month ended, February 28, 1997, of the Company and (iii) the applicable notes to and opinions of certified public accountants, if any, on these financial statements (all of such financial statements and notes being hereinafter referred to as the "Company Financial Statements"), which notes and opinions set forth statements of the accounting principles and practices employed and information required to be disclosed in connection with the preparation of the Company Financial Statements. The Company Financial Statements are prepared in accordance with GAAP and are from the books and records of the Company and/or Building Products and its consolidated subsidiaries at the dates shown and for the periods therein indicated and fairly present the financial condition of such companies on a consolidated basis as of the dates indicated and the results of their operations for the periods indicated, except that the interim financial statements do not contain footnotes and are subject to normal year-end adjustments in accordance with past practice. Since March 31, 1996, the Companies have not made any changes in their practices of reserving for certain contingent liabilities whether or not such changes are allowed by GAAP. The unaudited consolidated balance sheet of the Company and its consolidated subsidiaries at February 28, 1997, is sometimes hereinafter referred to as the "February Balance Sheet." The interim financial statements include all adjustments, which consist only of normal recurring accruals, necessary for such fair presentation, and such statements do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein. None of the Companies has any debts, liabilities or obligations whatsoever, either accrued, absolute, contingent or otherwise, except (i) as and to the extent reflected or reserved against on the February Balance Sheet (ii) those arising after the date of the February Balance Sheet in the ordinary course of business and (iii) as set forth on Schedule 3.1(f)(ii). There is no oral or written guarantee by the Companies of any obligation of any person or entity other than such corporations for the borrowing of money, for the payment of any monetary obligation of any nature whatsoever (whether due or to become due), or for the performance of any obligation of any nature whatsoever or otherwise except as set forth on Schedule 3.1(f)(iii).

         (g) DISTRIBUTION ARRANGEMENTS. Schedule 3.1(g)(i) contains a listing of each distributor of the Companies' products that purchased over $250,000 of the Companies' products for the twelve-month period ended January 31, 1997, with a notation of the aggregate revenues generated from each such distributor during such period. Schedule 3.1(g)(ii) contains a summary of all material terms of the business relationship between the Companies and such distributors, including oral agreements. Except as set forth on
    Schedule 3.1(g)(iii), the Companies have no written or oral agreements designating a particular distributor as the exclusive distributor of the Companies' products in a particular area.

         (h)  TAX MATTERS.  Except as set forth on Schedule 3.1(h):

              (i) For taxable periods beginning on or after April 1, 1989, and ending on or before September 23, 1993, the Companies were included within the consolidated federal income tax returns of which Redman Industries, Inc. ("Redman") was the common parent to the extent such Companies existed during such period.

              (ii) For taxable periods beginning on or after September 24, 1993, through the date hereof, the Companies have been included within the consolidated federal income tax returns of which the Company is the common parent to the extent such Companies existed during such period. The Company has filed or caused to be filed all Tax (as hereinafter defined) returns, information returns and reports required to be filed by it on behalf of itself and the Companies for each of its 1992, 1993, 1994, 1995 and 1996 fiscal years and Redman has filed or caused to be filed all Tax returns, information returns and reports required to be filed by it on behalf of itself and the Companies for its 1992 fiscal year and that portion of its 1993 fiscal year ending on September 23, 1993.

              (iii) The Companies and Redman (solely with respect to periods that include September 23, 1993, and prior periods) have paid or made adequate provision in accordance with GAAP for (and in the case of the Companies such provision is shown on the Company Financial Statements) the payment of all Taxes (as hereinafter defined) with respect to present and prior periods to the extent they have become due and payable and all items, information and computations reported or reflected on such returns are true, accurate and complete and, with respect to the Companies, will not be adjusted or changed by the Company at any time (before or after Closing).

              (iv) The provisions for taxes payable reflected on the Company Financial Statements are adequate for the payment of all unpaid Taxes (whether or not due and payable and whether or not disputed) of the Companies accrued through the dates thereof with respect to the business operations through such dates and with respect to all fiscal years prior thereto including, but not limited to, any Taxes attributable to the inclusion of the Companies in the consolidated federal income tax return of which Redman was the common parent. None of the Companies is a party to or aware of any claims or any pending or, to the Stockholders' knowledge, threatened action, suit, proceeding, audit or tax investigation against the Companies or Redman (with respect to its consolidated federal income tax returns for periods that include September 23, 1993, or prior periods), as applicable, for the purpose of assessment or collection of Taxes, fees or charges by any governmental authority.

              (v) No deficiencies for any Taxes have been proposed, asserted or assessed against any of the Companies or Redman, as applicable, and, to the knowledge of the Stockholders, no state of facts exists or has existed that would constitute grounds for the assessment of liability for Taxes against any of the Companies or Redman (with respect to its consolidated federal income tax returns for periods that include September 23, 1993, or prior periods) as applicable.
         None of the Companies or Redman (with respect to its consolidated federal income tax returns for periods that include September 23, 1993, or prior periods), as applicable, has waived any applicable statute of limitation or extended the time for the assessment of any Tax, fee or governmental charge. Except as above set forth, none of the Companies is liable for the Taxes of any other corporation.

         For purposes of this Agreement, the terms "Tax" and "Taxes" shall include (i) all taxes, assessments, levies, duties, license fees, registration fees, withholding, or other similar governmental charges, including, without limitation, income taxes, franchise taxes, transfer taxes or fees, sales taxes, excise taxes, ad valorem taxes, withholding taxes, minimum taxes and social security taxes, and (ii) any interest, penalties or additions to tax imposed on a Tax described in clause (i) hereof, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof.

         No consent has been filed by or relating to any of the Companies pursuant to Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code").

         None of the Companies has made any payments, is obligated to make any payments or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under
    Section 280G of the Code.

         Each of the Companies has withheld from its employees and timely paid to the appropriate governmental entity proper and accurate amounts for all periods through the date hereof in compliance with all tax withholding provisions of all applicable national, federal, state and local laws, including, without limitation, income, social security and employment tax withholding for all types of compensation.

         (i) RECEIVABLES AND PAYABLES. Schedule 3.1(i)(i) hereto is a listing of all accounts receivable (collectively, "Receivables") of the Companies as of February 28, 1997. The Receivables, including but not limited to those reflected in Schedule 3.1(i)(i) and in the February Balance Sheet and all Receivables arising after the dates thereof to the Closing Date, arose or will arise, as applicable, in the ordinary course of business of the Companies or in a bona fide transaction. None of the Receivables is presently in dispute, unless adequately reserved for in the February Balance Sheet.

         Schedule 3.1(i)(ii) hereto lists and describes all Affiliate transactions in effect or in the last year between or among the Stockholders and the Stockholders' Affiliates, on the one hand, and the Companies, on the other hand. "Affiliate," for the purposes of this Agreement, shall mean any corporation or organization of which a Stockholder is a general partner or of which a Stockholder and/or any of the Companies is directly or indirectly the beneficial owner of 5% or more of any class of equity securities, and a trust or other estate in which a Stockholder and/or any of the Companies serves as grantor, trustee or in a similar fiduciary capacity.

         Schedule 3.1(i)(iii) hereto is a listing of all accounts payable (collectively, "Payables") of the Companies as of February 28, 1997. The Payables, including but not limited to those reflected in Schedule 3.1(i)(iii) and in the February Balance Sheet and all Payables arising after the dates thereof to the Closing Date, arose or will arise, as applicable, from bona fide transactions in the ordinary course of business of the Companies and have been paid, are being contested with appropriate proceedings or are not yet due and payable.

         (j) TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES. Each of the Companies has good, valid and marketable title to all of its properties and assets (except those held pursuant to leaseholds) including without limitation the assets reflected in the February Balance Sheet, except as sold or otherwise disposed of in the ordinary course of business since such date, subject to no Liens, except (a) as disclosed in the February Balance Sheet, (b) Permitted Liens and (c) such imperfections of title, restrictions and security interests, as are listed in Schedule 3.1(j) hereto.

         The term "Permitted Liens" means (i) Liens for Taxes, assessments and other governmental charges which are not due and payable, (ii) Liens for security claims for labor, materials or supplies, (iii) deposits in the ordinary course with respect to workers compensation or unemployment insurance, (iv) warehousemen and mechanic's Liens, and (v) with respect to any real property, those consisting of zoning or planning restrictions, easements, permits or other restrictions or limitations on the use of such property or irregularities thereto which do not materially detract from the value of such property or materially impair the use of such property.

         (k)  PROPERTIES, ASSETS, CONTRACTS AND OTHER DATA.

              (i) Schedule 3.1(k)(i) lists all real property owned of record or leased by the Companies.

              (ii) Schedule 3.1(k)(ii) lists separately all material tangible, personal property leased or owned by any of the Companies.

              (iii) Schedule 3.1(k)(iii) lists (a) all service marks, patents, trademarks, trade names, trademark and service mark or trade name registrations, copyrights and copyright registrations of the Companies, and all pending applications for any of the foregoing, and (b) all licenses granted by or to the Companies and all other agreements to which any of the Companies is a party which relate in whole or in part to any items of the categories mentioned above.

              (iv) Schedule 3.1(k)(iv) lists all policies of insurance in force (with a notation as to the status of premiums paid or payable thereon) with respect to the Companies, including without limitation those covering the properties, buildings, machinery, equipment, fixtures, liabilities and, operations of the Companies, specifying the insurer, the amount of coverage, the deductible amount, the type of insurance, the policy number, the cash surrender value, loans against such policies, the owner, the beneficiary, the loss payee and all pending claims thereunder. Each of such policies is in force, and no notice of cancellation or non-renewal of any such policy has been received and no such notice reasonably is expected to be received. The insurance carried by the Companies is sufficient to cover (a) all reasonably forseeable damage material to the Companies taken as a whole and (b) all reasonably forseeable liabilities or contingencies relating to the conduct by the Companies of their business and material to the Companies taken as a whole.

              (v) Schedule 3.1(k)(v) lists as of the date of this Agreement all written contracts, leases, notes, bonds, debentures, obligations, understandings and commitments (including, without limitation, mortgages, deeds of trust, indentures, credit agreements and loan agreements) to which any of the Companies is a party or by which any properties or assets of any of them is bound which expressly require future payment or receipt by the Company of in excess of $100,000.

              (vi) Schedule 3.1(k)(vi) lists all employment, severance, "golden parachute" or termination or compensation agreements, consulting, agency or representation agreements, executive compensation plans, bonus plans, deferred compensation agreements, employee pension plans or retirement plans, retiree benefit or compensation plans, severance pay arrangements, employee profit-sharing plans, employee stock purchase and stock option plans, collective bargaining agreements, oral or written agreements with labor unions or other collective bargaining organizations with respect to employees of the Companies, group life insurance, hospitalization insurance or other plans or arrangements providing for benefits for the officers, directors or employees of the Companies. Except as set forth in Schedule 3.1(k)(vi), none of the agreements disclosed in Schedule 3.1(k)(vi) provides for payments in connection with any change in control of the Companies and no amount will become due to any employee, consultant, officer or director of the Companies solely as a result of the consummation of the transactions contemplated by this Agreement.

              (vii) Schedule 3.1(k)(vii) lists as of December 31, 1996, the names, titles and current annual salary rates of each of the present directors and officers of the Companies and the names and current annual salary rates of each of the employees of the Companies whose current annual rate of compensation is

         $50,000 or more, and the aggregate annual compensation of all employees of the Companies, specifying the numbers of employees of each of the Companies. None of such compensation rates is in the process of being changed except in connection with ongoing merit reviews by the Companies.

              (viii) Schedule 3.1(k)(viii) lists the name of each bank or other financial institution from which loans to the Companies are outstanding.

              (ix) Schedule 3.1(k)(ix) lists the name of each bank or other financial institution in which the Companies have an account or safe deposit box, the number of any such account, and the names of all persons authorized to draw thereon or have access thereto.

              (x) Schedule 3.1(k)(x) lists all material licenses, certificates, permits, consents, approvals, authorizations, qualifications, authorities and orders issued by any governmental authority excluding environmental permits (collectively, the "Permits") presently held by the Companies. The Permits listed in
         Schedule 3.1(k)(x) are all of the Permits required or necessary to conduct the businesses and operations of the Companies as presently conducted. All Permits listed on Schedule 3.1(k)(x) are valid and outstanding and each of the Companies is in compliance in all material respects with all of the terms and conditions under which each of such Permits is held. None of the Companies has received notice that the issuer of any of the Permits intends to cancel or terminate any of the Permits or that valid grounds for such cancellation or termination currently exist.

         True, complete and legible copies of all documents referred to in Schedules 3.1(k)(i) through 3.1(k)(x) have been made available to Purchaser other than those insurance policies the receipt of which are pending. With respect to the contracts and agreements referred to in such Schedules, (i) all are valid and enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of the rights of creditors generally and general equitable principles, (ii) none of the Companies is in default in the performance of any of its obligations thereunder and (iii) to the knowledge of the Stockholders, no other parties thereto are in default in the performance of any of their obligations thereunder except in the case where any of the foregoing would not have a Material Adverse Effect.

         (l) CONDITION OF ASSETS. Each of the buildings (including, without limitation, roofs thereon) and other structures and improvements owned or leased by the Companies is in good repair and operating condition, normal wear and tear excepted, and is fit for its intended purpose, is free from defects which would impair its ordinary commercial utility, and each such building and other structure and improvement complies and conforms in all material respects with all applicable ordinances and regulations and building, zoning and other laws. Each of the material operating assets of the Companies is in good repair and operating condition normal wear and tear excepted, and fit for the purpose for which it is presently being used. The manufacturing equipment used by the Companies is of a sufficient design and capacity so as to enable the Companies to produce products in accordance with the Companies' operating plans.

         The real and personal property listed in Schedules 3.1(k)(i) and 3.1(k)(ii) constitute all the tangible properties and assets of the Companies used in the business of the Companies as presently conducted, excluding inventories and other assets and properties expended in the ordinary course of business and such assets and properties that are immaterial in the aggregate.

         (m) NO VIOLATION OF LAW (EXCLUDING ENVIRONMENTAL MATTERS). Except as set forth on Schedule 3.1(m), none of the Companies has been during the last five years or is currently engaged in any activity or has omitted to take any action in violation in any material respect of any law, ordinance or regulation of any national, state or local governmental or regulatory agency or authority (excluding environmental matters), and there is no pending or, to the knowledge of the Stockholders, threatened investigation or review with respect to same. The operations of RBP Transportation, Inc. have been conducted in compliance in all material respects with all applicable laws, including, without limitation, the Interstate Commerce Act and the rules and regulations of the Interstate Commerce Commission thereunder.

         (n) NO LITIGATION. There is no pending or, to the knowledge of the Stockholders, threatened litigation, action, suit, proceeding or governmental investigation (collectively, "Litigation") against the Companies, except that disclosed in Schedule 3.1(n)(i) hereto. Schedule 3.1(n)(ii) hereto sets forth a listing of all actions brought against the Companies filed at any time since January 1, 1992, other than as set forth on Schedule 3.1(n)(i).

         Except as set forth on Schedule 3.1(f)(ii), there is no judgment, decree, injunction, rule or order of any court, national, state or local governmental or regulatory agency or authority, or arbitrator outstanding against any of the Companies or by which any of the Companies are bound.

         Attached hereto as Schedule 3.1(n)(iii) is a list of major litigation for fiscal years 1992 through 1996, together with estimated expenses for each case in each such year. Schedule 3.1(n)(iii) also sets forth aggregate legal expenses for each of fiscal years 1992 through 1996.

         (o) LABOR CONTROVERSIES. Except as set forth in Schedule 3.1(o) hereto, there are no ongoing controversies pending or, to the knowledge of the Stockholders, threatened and there have not been any controversies at any time during the last three years, between any of the Companies and any of their employees, former employees, job applicants or any association or group of such persons except for such as would not have a Material Adverse Effect. The Companies have complied in all material respects with all laws applicable to them relating to the employment of labor, including, any provisions thereof relating to wages, hours and payment of social security taxes. To the knowledge of the Stockholders, there are no organizing efforts underway by employees of any of the Companies and there are no claims or actions pending before the National Labor Relations Board by employees of any of the Companies.

         (p) PATENTS, TRADEMARKS AND RELATED CONTRACTS; MANAGEMENT INFORMATION SYSTEMS.

              (i) Each of the Companies owns or is licensed to use all patents, trade names, trademarks, service marks, copyrights, know-how and processes (collectively, "Proprietary Rights") now used by it, except that know-how and those processes nonproprietary in nature. There are no Proprietary Rights which are necessary for the conduct of the business of the Companies as now conducted, except as listed in
         Schedule 3.1(p) (i) hereto. To the knowledge of the Stockholders, (i) no other person has any rights to any of the Proprietary Rights owned by any of the Companies, (ii) no other person is infringing upon any such Proprietary Right and (iii) no Proprietary Right is subject to any Litigation.

              (ii) The Companies own or have valid licenses to use all management information systems necessary for the operations of the Companies. Attached as Schedule 3.1(p)(ii) is a listing of all management information systems equipment and processes used by the Companies with a notation as to the Companies' ownership thereof or valid right to use same.

         (q)  ABSENCE OF CERTAIN CHANGES OF EVENTS.  Except as set forth in
    Schedule 3.1(q), since the date of the February Balance Sheet to the date hereof, none of the Companies has:

              (i) Incurred any obligation or liability (contingent or otherwise) except (x) normal trade or business obligations incurred in the ordinary course of business, and (y) obligations under contracts, agreements and leases described or cross-referenced in Schedule 3.1(k)(v) hereto;

              (ii) Mortgaged, pledged or subjected to any lien, charge, security interest or other encumbrance other than Permitted Liens any of its properties or assets;

              (iii) Sold, assigned, transferred, leased or otherwise disposed of any of its properties or assets, except in the ordinary course of business;

              (iv) Made or granted any general wage or salary increase or entered into any employment contract or other agreement providing for payments in respect of services with any director, officer or employee except in the ordinary course of business;

              (v) Suffered any material casualty loss or damage, whether or not such loss or damage shall have been covered by insurance, other than in the ordinary course of business;

              (vi)  Suffered any Material Adverse Effect;

              (vii) Declared any dividend or made any payment or other distribution in respect of its capital stock other than in respect of the Series B Preferred Stock of the Company;

              (viii) Purchased, redeemed, issued, sold or otherwise acquired or disposed of any shares of its capital stock; or

              (ix) Engaged in any other transaction outside the ordinary course of its business.

         (r)  EMPLOYEE BENEFIT PLANS AND RELATED MATTERS

              (i) Schedule 3.1(k)(vi) sets forth a true and complete list of each "employee benefit plan," as such term is defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not subject to ERISA, and each bonus, incentive or deferred compensation, severance, termination, retention, change of control, stock option, stock appreciation, stock purchase, phantom stock or other equity-based plan, program, agreement, or policy that provides or may provide benefits or compensation in respect of any employee or former employee of the Companies or the beneficiaries or dependents of any such employee or former employee (such employees, former employees, beneficiaries and dependents, collectively, the "Employees") or under which any Employee is or may become eligible to participate or derive a benefit and that is or has been maintained or established by the Companies or any other trade or business, whether or not incorporated, which, together with the Companies is or would have been at any date of determination occurring within the preceding six years treated as a single employer under Section 414 of the Code (such other trades and businesses, collectively, the "Related Persons"), or to which the Companies or any Related Person contributes or is or has been obligated or required to contribute or with respect to which the Companies may have any liability or obligation (collectively, the "Plans"). With respect to each such Plan, the Stockholders have provided the Purchaser with complete and correct copies of: all Plans; all trust agreements, insurance contracts or other funding arrangements; the two most recent actuarial and trust reports; a statement demonstrating satisfaction of all non-discrimination requirements of ERISA for the last two years; the two most recent Forms 5500 and all schedules thereto; the most recent IRS determination letter; current summary plan descriptions; all material communications received from or sent to the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the Department of Labor; an actuarial study of any post-employment life or medical benefits provided under any such Plan, if any; statements or other communications regarding withdrawal or other multiemployer plan liabilities, if any; and all amendments and modifications to any such document. None of the Companies has communicated to any Employee any intention or commitment to modify any Plan or to establish or implement any other employee or retiree benefit or compensation arrangement and none of the Companies have communicated any intention or commitment to permanently maintain any employee or retiree benefit or compensation arrangement.

              (ii) Each Plan intended to be qualified under Section 401(a) of the Code, and the trust (if any) forming a part thereof, has received a favorable determination letter from the IRS as to its qualification under the Code and to the effect that each such trust is exempt from taxation under Section 501(a) of the Code, and nothing has occurred since the date of such determination letter that could adversely affect such qualification or tax-exempt status.

                   (a) Each of the Plans has been operated and administered in all respects in compliance with all applicable laws, except for any failure so to comply that, individually or together with all other such failures, has not and will not result in a material liability or obligation on the part of the Companies, and has not had or resulted in, and will not have or result in, a Material Adverse Effect. There are no material pending or, to the knowledge of the Stockholders, threatened claims against or relating to any Plan, by any Employee or otherwise involving any such Plan or the assets of any Plan (other than routine claims for benefits by persons entitled to such benefits).

                   (b)  No Plan is a "multiemployer plan" within the meaning of
              Section 4001(a)(3) of ERISA or is a "multiple employer plan" within the meaning of Section 4063 or 4064 or ERISA.

                   (c) All contributions required to have been made by the Companies and each Related Person to any Plan pursuant to the terms of any such Plan or any applicable collective bargaining agreement or applicable law have been made within the time prescribed by any such Plan, agreement or applicable law.

         (s)  TERMINATION BY EMPLOYEE OR CLIENTS.  Except as disclosed in
    Schedule 3.1(s), since September 30, 1996, no employee of the Companies has terminated or, to the knowledge of the Stockholders, threatened to terminate his relationship with the Companies either as a result of the transactions contemplated by this Agreement or otherwise other than in the ordinary course of business and no distributor or other customer or group of same which, singly or in the aggregate, accounted for revenue of more than $1,000,000 for the twelve-month period ended January 31, 1997, has terminated or threatened to terminate, in whole or in part, its relationship with the Companies either as a result of the transactions contemplated by this Agreement or otherwise.

         (t) ENVIRONMENTAL MATTERS. Except as set forth in Schedule 3.1(t) hereof,

              (i) the Companies have obtained all licenses, permits, certificates, approvals, applications, registrations and other authorizations (collectively

         "Environmental Permits") which are required under all Environmental Laws (as such term is hereinafter defined);

              (ii) the Companies are in full compliance with all Environmental Laws and have not violated any Environmental Laws;

              (iii) none of the Companies' operations is or has been subject to any judicial or administrative proceeding alleging the violation of any Environmental Law;

              (iv) no real estate owned or leased by the Companies or, to the knowledge of the Stockholders, formerly owned or leased by the Companies, is on the "CERCLIS" list of hazardous waste sites or the "National Priorities List" of the U.S. Environmental Protection Agency, or any similar state list, or, to the knowledge of the Stockholders, the subject of any federal, state or local investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Material (as such term is hereinafter defined);

              (v) None of the Companies has filed any notice under any federal, state or local law indicating past or present treatment, storage or Release (as such term is hereinafter defined) of a Hazardous Material or reported a Release of a Hazardous Material into the environment;

              (vi) The Companies have not performed or, to the knowledge of the Stockholders, suffered any act which could give rise to liability to any person or entity (governmental or not) under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or any other Environmental Laws, nor have the Companies received notice of any such liability or any claim therefor or submitted notice pursuant to Section 103 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 to any governmental or regulatory agency;

              (vii) No Hazardous Material is present or has been Released on, at, beneath or near any of the Companies' assets or properties or any surface waters or ground waters thereon or thereunder in violation of Environmental Laws; and

              (viii) The Companies do not own or operate an underground storage tank, nor is any such tank located on or in any of the real properties leased or owned by the Companies.

         As used herein, the term "Environmental Laws" shall mean all applicable laws and regulations (federal, state, and local) relating to pollution or to the protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including without limitation (i) those laws and regulations relating to the Release or threatened Release of Hazardous Materials and to the manufacture, generation, management, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, (ii) duties or requirements arising out of common law, and (iii) legally binding judicial and administrative interpretations thereof.

         As used herein, the term "Hazardous Material" shall mean (i) any chemicals, materials, wastes or substances that are defined, regulated, determined or identified as toxic or hazardous in any Environmental Law (including, without limitation, substances defined as "hazardous substances", "hazardous materials", or "hazardous waste", "pollutant or contaminant", "petroleum" or "natural gas liquids" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, or comparable state and local statutes or in the regulations adopted pursuant to said statutes), and (ii) any asbestos, polychlorinated biphenyls, urea formaldehyde, lead based paint, petroleum, petroleum products, oil, solid waste, pollutants, and other contaminants (whether or not regulated under any Environmental Law).

         As used herein, the term "Release" shall mean emitting, depositing, leaking, spilling, pumping, pouring, emptying, discharging, injecting, escaping, leaching, dumping or disposing.

         (u) WARRANTY; PRODUCTS LIABILITY. Schedule 3.1(u)(i) contains the representative product warranty policies of the Companies generally in effect in connection with the sale of their products. Schedule 3.1(u)(ii) contains Warranty Analysis Reports for fiscal years 1995 and 1996, together with the aggregate warranty and service expense for the Companies for fiscal years 1992 through 1996. The Stockholders know of no material design defects in any of the Companies' products nor any material flaws in the manufacturing processes employed by the Companies. Set forth on
    Schedule 3.1(u)(iii) is a listing of all products liability cases filed against the Companies since January 1, 1992.

         (v) CUSTOMERS. Schedule 3.1(v) contains a listing of each customer of the Companies that generated at least $250,000 in revenues for the Companies for the twelve-month period ended January 31, 1997, together with the amount of revenues generated during such period. Schedule 3.1(k)(v) contains a listing of all material contracts with customers that either require a customer to purchase a certain quantity or portion of its requirements for certain product(s) from the Companies or require the Companies to sell a certain quantity or portion of its production of certain products to a customer.

         (w) INVENTORY. The inventories included in the Company Financial Statements have been reflected in the Company Financial Statements at the lower of cost or market value in accordance with GAAP. Such inventories do not include any items which are not usable or saleable in the ordinary course of business of the Companies or are obsolete or discounted items except to the extent there are adequate reserves in the Company Financial Statements in accordance with GAAP.

         (x) SECTION 280G. Stockholders holding at least 75% of the voting power of the Company have approved the payments to be made pursuant to the RBPI Incentive Unit Agreements Plan.

         (y) FULL DISCLOSURE. No representation or warranty set forth in this Agreement (as modified by the Schedules hereto) or in any certificate required to be delivered by Section 5.1 hereof contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary, in light of the circumstances in which it was, or will be, made, in order to make the statements herein or therein, not misleading.

    3.2 REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to the Stockholders as follows:

         (a) DUE ORGANIZATION, GOOD STANDING AND POWER. Purchaser is a limited partnership validly existing under the laws of the State of Texas, with requisite partnership power and authority to enter into this Agreement and to perform its obligations hereunder.

         (b) AUTHORIZATION AND VALIDITY OF AGREEMENT. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Purchaser. Purchaser has all necessary power and authority to execute, deliver and perform this Agreement, and this Agreement, upon the due execution and delivery by the Stockholders, shall constitute a legal, valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of the rights of creditors generally and general equitable principles.

         (c) NO APPROVALS OR NOTICES REQUIRED; NO CONFLICT WITH CERTAIN INSTRUMENTS. The execution, delivery and performance of this Agreement by Purchaser will not require any consent, approval or notice under and will not conflict with or result in the breach of any provision of, or constitute a default under, Purchaser's Agreement of Limited Partnership, or any indenture, mortgage, deed of trust, loan agreement, lease, licensing agreement, contract, instrument or other agreement or any order, judgment or decree, to which Purchaser is a party or by which Purchaser or any of its properties or assets is bound, and to the knowledge of Purchaser will not violate (with or without the giving of notice or the lapse of time or both), or require consent, approval, filing or notice under, any provision of law applicable to Purchaser, other than as may be required by the provisions of the H-S-R Act. Except as aforesaid, no Authorizations are required to be made or obtained by Purchaser in order to execute or deliver this Agreement or to consummate the transactions or fulfill the obligations of Purchaser provided for hereby.

         (d) FULL DISCLOSURE. None of the information contained in the representations and warranties of Purchaser set forth in this Agreement or in any of the certificates, Schedules or documents delivered or to be delivered to the Stockholders pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

         (e) FINANCING. Attached as Schedule 3.2(e) hereto are copies of a commitment letter respecting the senior credit facility to be incurred by Building Products as of the Closing, a highly confident letter respecting the proposed issuance of Senior Subordinated Notes by Building Products and an equity commitment letter from Keystone, Inc. respecting the equity to be contributed to Purchaser (collectively, the "Commitment Letters").


4.  PRE-CLOSING COVENANTS.

    4.1 ACCESS TO INFORMATION CONCERNING PROPERTIES AND RECORDS. The Stockholders agree that, during the period commencing on the date hereof and ending on the Closing Date, (a) they will give or cause to be given to Purchaser and its representatives full access during normal business hours to the properties, books, contracts and records of any of the Companies, (b) they will furnish or cause to be furnished to Purchaser and its representatives such financial and operating data and other information with respect to the businesses and properties of any of the Companies as Purchaser may reasonably request, (c) they will furnish or cause to be furnished to Purchaser copies of all documents and information concerning any of the Companies that Purchaser may reasonably request and (d) they will afford Purchaser and its representatives an opportunity to consult with the representatives, officers, employees, legal counsel and accountants of the Companies.

    4.2 CONDUCT OF THE BUSINESS PENDING THE CLOSING DATE. The Stockholders agree that, except pursuant to the prior written consent of Purchaser, as contemplated hereby or as set forth on Schedule 4.2 hereto, during the period commencing on the date hereof and ending on the Closing Date, they will cause the Companies to:

         (a) Operate their respective businesses only in the usual, regular and ordinary manner and, to the extent consistent with such operation, use reasonable efforts to preserve the present relationships with persons having business dealings with any of them and to keep available the services of their present officers and employees;

         (b) Take all actions reasonably necessary and appropriate to preserve, protect and maintain all of their assets other than disposable assets in customary repair, order and condition, reasonable wear and tear excepted;

         (c) Make no disposition, other than the disposition of obsolete and otherwise unusable assets, including any sale or transfer, of their assets, other than sales in the ordinary course of business consistent with past practice;

         (d)  Make no amendment to their charter or bylaws in any manner;

         (e) Make no change in the number of shares of their capital stock issued and outstanding, and grant or give no option, warrant or any other right to purchase or to convert any obligation into shares of their capital stock;

         (f) Not declare, pay or make a dividend or other distribution or payment in respect of shares of their capital stock other than dividends on the Series B Preferred Stock or purchase or redeem any of such shares or dispose of any evidence of indebtedness or other securities of any other person;

         (g) Not merge or consolidate with any other corporation, sell all or substantially all of their assets, or acquire any stock or, except in the ordinary course of business consistent with past practice, any property or assets of any other person, firm, association, corporation or other business organization, or enter into any contract or agreement or other commitment to effect any of the foregoing except in the ordinary course of business;

         (h) Not incur any indebtedness for borrowed money except in accordance with Building Product's revolving line of credit or vary the terms of any existing debt securities, nor issue or sell any debt securities, nor enter into any other material transaction or commitment;

         (i) Not mortgage, pledge or subject to any lien, lease, security interest or other charge or encumbrance (other than Permitted Liens) any of its properties or assets, tangible or intangible, other than in the ordinary course of business consistent with prior practice;

         (j) Except as may occur in the ordinary course of business, not discharge or satisfy any lien or encumbrance or pay or satisfy any material obligation or liability (fixed or contingent) or compromise, settle or otherwise adjust any material claim or litigation;

         (k) Not grant to any director, officer, employee or consultant any increase in compensation in any form (other than pursuant to existing employment agreements), or any severance or termination pay, or enter into or vary the terms of any employment agreement with any such person except performance increases in the ordinary course of business to employees who do not participate in the Company's management bonus plan;

         (l) Not make any capital expenditures, or enter into any commitment to make, on any particular capital item or series of related items that exceed(s) $50,000 or make aggregate capital expenditures in excess of $250,000 except that Building Products may make those capital expenditures specified by Virgil Lowe in his letter to Brad Henske dated March 24, 1997, a copy of which is attached as Annex I to Schedule 4.2 hereof;

         (m) Not adopt, amend in any material respect or terminate, any Plan or other employee benefit program of general applicability; and

         (n)  Not engage in any transaction with the Stockholders.

    4.3 COMPLIANCE WITH LAWS. The Stockholders shall cause the Companies to, and Purchaser shall, comply with all applicable laws as may be required for the sale and transfer of the Stock and for the performance of all other acts and things contemplated by this Agreement.

    4.4 NOTICE OF BREACH. In the event of, and promptly after, the taking of any action or occurrence or threatened occurrence of any event, the taking or occurrence of which would make untrue, inaccurate or misleading or would constitute or result in a breach or violation of any of the representations, warranties, covenants or agreements of a party set forth herein, or would, if it had occurred prior to the date hereof, make any representation or warranty made by such party herein untrue, inaccurate or misleading, such party shall promptly give written notice thereof to the other party.

    4.5 CONSENTS. The Stockholders shall cause the Companies to use their reasonable efforts to obtain the consent, waiver or approval of each person or entity whose consent or approval is required for the consummation by the Companies of the transactions contemplated hereby and to take any action necessary or advisable to accomplish the transactions contemplated hereby, provided, however, the Companies shall not be required to expend material sums of money to comply with this provision.

    4.6 ACQUISITION PROPOSALS. Until the close of business on May 15, 1997, neither the Stockholders nor any of the Companies shall, directly or indirectly, through any officer, director, agent, representative (including, without limitation, investment bankers, attorneys and accountants) or otherwise, (i) solicit, initiate or encourage submission of inquiries, proposals or offers from any person, corporation, partnership or other entity or group other than Purchaser (a "Third Party"), relating to any acquisition or purchase of all or a portion of the assets of, or any equity interest in, any of the Companies; or
(ii) participate in any discussions or negotiations regarding, or furnish to any Third Party any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any Third Party to do or seek any of the foregoing. The Stockholders and the Companies shall promptly notify Purchaser if any such proposal or offer, or any inquiry or contact with any Third Party with respect thereto, is made, and shall in any such notice set forth in reasonable detail the identity of the Third Party and the terms and conditions of such inquiry, proposal or offer.

    4.7 REASONABLE EFFORTS. Each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable to satisfy promptly all conditions required hereby to be satisfied by such party in order to consummate and make effective the transactions contemplated hereby.

    4.8 NOTIFICATION. The Stockholders shall notify Purchaser, and Purchaser shall notify the Stockholders, of any litigation, arbitration or administrative proceeding pending or, to its knowledge, threatened against the Companies, the Stockholders or Purchaser, as the case may be, which challenges the transactions contemplated hereby.

    4.9 INJUNCTIONS. If any United States, state or foreign court having jurisdiction over any party issues or otherwise promulgates any injunction, decree or similar order prior to the Closing which prohibits the consummation of the transactions contemplated hereby, the parties will use their respective reasonable efforts to have such injunction dissolved or otherwise eliminated as promptly as possible and, prior to or after the Closing, to pursue the underlying litigation diligently and in good faith.

    4.10. FILINGS. As promptly as practicable after the execution of this Agreement, each party shall use its reasonable efforts to obtain, and to cooperate with the other party in obtaining, all authorizations, consents, orders and approvals of any governmental authority that may be or become necessary in connection with the consummation of the transactions contemplated by this Agreement, and to take all reasonable actions to avoid the entry of any order or decree by any governmental authority prohibiting the consummation of the transactions contemplated hereby, including without limitation, any reports or notifications that may be required to be filed by it under the H-S-R Act, and shall furnish to the other all such information in its possession as may be necessary for the completion of the reports or notifications to be filed by the other. Purchaser and the Stockholders agree that any filing fee required to be paid in connection with any filing under the H-S-R Act shall be paid one-half by the Stockholders and one-half by Purchaser.

    4.11. PUBLICITY. Prior to the Closing, no party will issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other party, which consent will not be unreasonably withheld; provided, however, that nothing herein will prohibit either party from issuing or causing publication of any such press release or public announcement to the extent that such party determines such action to be required by law, in which event the party making such determination will, if practicable in the circumstances, use reasonable efforts to allow the other party reasonable time to comment on such release or announcement in advance of its issuance.

    4.12. FINANCING. Purchaser shall use its reasonable efforts to obtain and have available at the Closing the financing contemplated by the Commitments.

    4.13 EXERCISE OF WARRANTS. Wingate Partners agrees to exercise its rights pursuant to Section 2 of the Take Along/Drag Along Rights Agreement dated September 8, 1994, among Wingate Partners and the Holders named therein, as amended (the "Take Along Agreement"), to cause each of the Holders named therein to exercise their Warrants, to sell the underlying shares of Class B Nonvoting Common Stock received upon exercise thereof to Purchaser in accordance with the terms of this Agreement and to make representations and warranties to Purchaser as required by the Take Along Agreement.

5.  CONDITIONS PRECEDENT.

    5.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER. The obligations of Purchaser to consummate and effect the transactions contemplated under this Agreement are subject to the satisfaction on or before the Closing Date of each of the following conditions (unless waived by Purchaser in writing):

         (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Stockholders contained in this Agreement shall be true and correct in all material respects on and as of the date when made and on and as of the Closing Date.

         (b) PERFORMANCE OF AGREEMENT. The Stockholders shall have performed and complied with in all material respects, and caused each of the Companies to have performed and complied with in all material respects, all agreements required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

         (c) THE STOCKHOLDERS' CERTIFICATE. The Stockholders shall have executed and delivered to Purchaser a certificate, dated the Closing Date, to the effect set forth in Section 5.1(a) and 5.1(b) hereof, such certificate to be in the form of Exhibit E attached hereto.

         (d) NO LITIGATION. No action, suit, investigation or legal or administrative claim or proceeding shall be pending or threatened before any court, governmental agency or regulatory authority which may result in the restraint, prohibition, or the obtaining of damages or other relief in respect of, or which is related to or arises out of, this Agreement or the transactions contemplated hereby.

         (e) OPINION OF COUNSEL FOR THE STOCKHOLDERS. Purchaser shall have received an opinion of counsel for the Stockholders dated the Closing Date and in the form and to the effect of Exhibit F hereto.

         (f) CHARTER, BYLAWS, QUALIFICATIONS TO TRANSACT BUSINESS AS FOREIGN CORPORATIONS AND GOOD STANDING CERTIFICATES. Purchaser shall have received a certified copy of the charter and the bylaws of each of the Companies; certificates of existence and good standing of each of the Companies from the appropriate official of each of their states of incorporation or organization; and certificates of qualification to transact business as a foreign corporation for the Companies from each state listed in Schedule 3.1(b)(iii) hereto.

         (g) NO MATERIAL ADVERSE EFFECT. No Material Adverse Effect shall have occurred from the date hereof to the Closing Date, and no damage, destruction or loss, whether or not covered by insurance, adversely affecting in any material respect the properties, businesses, prospects or assets of the Companies shall have occurred or been threatened. The Stockholders shall have executed and delivered to Purchaser a certificate, dated the Closing Date, to such effect, such certificate to be in the form of Exhibit G attached hereto.

         (h) RESIGNATION OF DIRECTORS; RELEASES. Each director and officer of the Companies shall have offered to Purchaser, and shall have delivered to Purchaser, if Purchaser shall have accepted such offer, his or her resignation as a director and/or officer and the Stockholders shall use their reasonable efforts to cause each of such persons to offer to execute and deliver to Purchaser if Purchaser shall have accepted such offer, a written release, in form and substance acceptable to Purchaser, of all claims which such person might have against the Companies for compensation or otherwise.

         (i) THIRD-PARTY CONSENTS. Each consent set forth on Schedule 5.1(i) shall have been obtained without resulting in the acceleration or renegotiation of any such debt, termination, modification or cancellation of any such lease, contract or any other right or authorization.

         (j) APPROVAL OF COUNSEL. All instruments of transfer, resolution, papers and other documents to be executed shall be reasonably satisfactory in legal form and effect to counsel for Purchaser.

         (k) TERMINATION OF INTERCOMPANY AGREEMENTS. Purchaser shall have received an agreement in the form of Exhibit H attached hereto by which the Stockholders and the Companies terminate the management and other intercompany agreements (including the cancellation of any intercompany indebtedness) among the Companies and the Stockholders and Affiliates of the Stockholders and any other agreements among such parties, all as set forth on Schedule 5.1(k) attached hereto.

         (l)  MANAGEMENT EQUITY.  Each of David G. Fiore, Virgil D. Lowe, Jack
    L. Morris, Charles R. Still and James R. Trigg, Jr. shall have executed the agreement in the form of Exhibit I attached hereto respecting his investment of amounts to be received pursuant to his RBPI Incentive Unit Agreements Plan (the "Incentive Agreement") into equity in Purchaser. The respective amounts of such investments shall not be less than the net cash payments, after taxes, received by Mr. Fiore pursuant to his Incentive Agreement as of the Closing or 80% of the net cash payments, after taxes, received by Messrs. Lowe, Morris, Still and Trigg pursuant to each of their Incentive Agreements as of the Closing.

         (m) FINANCING. Purchaser shall have obtained the financing contemplated by the Commitments.

         (n) PAYMENTS UNDER RBPI INCENTIVE UNITS AGREEMENTS PLAN. The Company shall have made payments to the Unitholders provided in Section 1.4 hereof and each such party shall have executed and delivered a Release in favor of the Company.

         (o) H-S-R ACT. Any waiting period (and any extension thereof) under the H-S-R Act applicable to the consummation of the Merger shall have expired or been earlier terminated.

         (p) APPROVAL OF CERTAIN PAYMENTS. The Stockholders shall have approved, in accordance with Section 280G of the Code, the payment by the Company of amounts to certain members of its management pursuant to the Transaction Incentive Agreement and the RBPI Incentive Unit Agreements.

         (q) WARRANTS. Wingate Partners shall have exercised its rights under the Take Along Agreement to (i) cause all of the Warrants to be exercised,
    (ii) all shares of Stock obtainable thereby to be sold to Purchaser pursuant to this Agreement and (iii) the Warrantholders to make the representations and warranties to Purchaser as required by the Take Along Agreement.

         (r) PREFERRED STOCK. All shares of Series B Preferred Stock shall have been redeemed either in accordance with the terms of same or otherwise.

    5.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE STOCKHOLDERS. The obligations of the Stockholders under this Agreement are subject to the satisfaction on or before the Closing Date of each of the following conditions (unless waived by the Stockholders in writing):

         (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the date when made and on and as of the Closing Date.

         (b) PERFORMANCE OF AGREEMENT. Purchaser shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date.

         (c) NO LITIGATION. No action, suit, investigation or legal or administrative claim or proceeding shall be pending or threatened before any court, governmental agency or regulatory authority which may result in the restraint, prohibition, or the obtaining of substantial damages or other relief in respect of, or which is related to or arises out of, this Agreement or the transactions contemplated hereby.

         (d) APPROVAL OF COUNSEL. All instruments of transfer, restrictions, papers and other documents to be executed, shall be reasonably satisfactory in legal form and effect to counsel for the Stockholders.

         (e) OPINION OF COUNSEL FOR PURCHASER. The Stockholders shall have received an opinion of counsel for Purchaser dated the Closing Date and in the form and the effect of Exhibit J hereto.

         (f) H-S-R ACT. Any waiting period (and any extension thereof) under the H-S-R Act applicable to the consummation of the Merger shall have expired or been earlier terminated.

         (g) THIRD-PARTY CONSENTS. Each consent set forth on Schedule 5.2(g) shall have been obtained.

         (h) PURCHASER'S CERTIFICATE. Purchaser shall have executed and delivered to the Stockholders a certificate, dated the Closing Date, to the effect set forth in Section 5.2(a) and 5.2(b) hereof, such certificate to be in the form of Exhibit K hereto.

         (i) PAYMENT OF INDEBTEDNESS. All indebtedness of the Companies identified on Schedule 5.2(i) hereto shall have been paid in full.

6.  POST-CLOSING OBLIGATIONS.

    6.1 FURTHER DOCUMENTS AND REQUESTS. Each of the parties shall execute and deliver, at its own expense, such further instruments of transfer and conveyance, documents and certificates as may be reasonably required for the consummation of the transactions contemplated by this Agreement.

    6.2  NONDISCLOSURE OF CONFIDENTIAL INFORMATION.

         (a) From and after the Closing, the parties agree, and will use reasonable efforts to cause their Affiliates, (i) not to use Confidential Information for any purpose and (ii) not to disclose Confidential Information, to any third party other than as necessary to its accountants, representatives and advisors.

         (b) For purposes of this Agreement, "Confidential Information" shall mean with respect to the covenant running from the Purchaser to the Stockholders any information, know how, data, process, technique, design, drawing, formula or test data relating to any research project, work in process, future development, engineering, manufacturing, marketing, business plan, financial or personnel matter relating to the business or assets of any of the Stockholders, their present or future products, sales, suppliers, distributors, customers, employees, investors or business, whether in oral, written, graphic or electronic form, and with respect to the covenant running from the Stockholders to the Purchaser any information, know how, data, process, technique, design, drawing, formula or test data relating to any research project, work in process, future development, engineering, manufacturing, marketing, business plan, financial or personnel matter relating to the business or assets of any of the Companies or the Purchaser, their present or future products, sales, suppliers, distributors, customers, employees, investors or business, whether in oral, written, graphic or electronic form.

         (c)  Confidential Information shall not include any information which
    (i) is or becomes public knowledge without breach of this Agreement, (ii) which is or becomes publicly available without a confidentiality restriction and without breach of this Agreement from a source other than the Companies or Purchaser, (iii) the recipient can demonstrate was known by the recipient without a confidentiality restriction at the time of the receipt of such information, or (iv) was independently developed by the recipient by persons who did not have access to the disclosed information.

         (d) Notwithstanding anything to the contrary contained herein, the Stockholders shall not be deemed to have violated this Section 6.2 by the making of any disclosure required by valid legal process.

    6.3  NONCOMPETITION.

         (a) Wingate Partners hereby agrees that, for a period of five (5) years from the Closing Date, Wingate Partners will not, acting alone or in conjunction with others, directly or indirectly, as a sole proprietor, member of a partnership, or stockholder, investor, officer or director of a corporation, or as an employee, agent, associate or consultant of any person, firm or corporation:

              (i) solicit business of the type conducted by the Companies as of the Closing Date from or engage in such business with any actual or prospective distributor, account, customer or client of the Companies at any time during the three-year period prior to the Closing Date;

              (ii) induce or attempt to influence any actual or prospective distributor, account, customer or client of the Companies at any time during the three-year period prior to the Closing Date to curtail or cancel its business or relationship with the Companies;

              (iii) induce or attempt to influence any employee of the Companies to terminate such employee's employment; or

              (iv) participate or engage in the business of manufacturing and distributing aluminum or vinyl windows and doors, and wooden windows and doors, and related component parts, within any metropolitan area or within a 100 mile radius of any metropolitan area in which the Companies engaged in such business at any time during the three year period prior to the Closing Date;

    provided, however, that nothing herein shall preclude Wingate Partners from owning an equity interest of 5% or less in any publicly traded entity.

         (b) The Stockholders and Purchaser recognize that the laws and public policies of the various states of the United States may differ as to the validity and enforceability of covenants similar to those set forth in this
    Section 6.3. It is the intention of the Stockholders and Purchaser that the provisions of this Section 6.3 be enforced to the fullest extent permissible under the laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such laws or policies) of any provision hereof shall not render unenforceable, or impair, the remainder of the provisions hereof. Accordingly, if any provision of this Section 6.3 shall be determined to be invalid or unenforceable, either in whole or in part, this
    Section 6.3 shall be deemed amended to delete or modify, as necessary, the offending provision in order to render this Section 6.3 valid and enforceable, such amendment to apply only with respect to the operation of this Section 6.3 in the particular jurisdiction in which such determination is made.

         (c) Because the remedy at law for any breach of the provisions of this Section 6.3 would be inadequate, the Stockholders hereby consent to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that any breach or threatened breach of such provisions may be effectively restrained.

         (d)  The Stockholders hereby agree that the restraints imposed by this
    Section 6.3 are reasonable as to time, scope and geographic coverage and are reasonably necessary to preserve the legitimate business interests of the Purchaser.

7.  INDEMNIFICATION.

    7.1 INDEMNIFICATION. If the transactions contemplated hereby are consummated, the Stockholders agree, jointly and severally as to Wingate Partners and Wingate Affiliates, and severally and not jointly as to the other Stockholders (pro rata in accordance with their interests as set forth on Schedule I hereto), to indemnify, defend and hold harmless Purchaser, its affiliates, officers, directors, owners, employees, agents and representatives against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, actual, punitive and consequential damages (excluding punitive and consequential damages in a Direct Claim (as defined in Section 7.4)), recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, net of any insurance proceeds (collectively "Damages") that Purchaser shall incur or suffer, which arise, result from or relate to, directly or indirectly, in whole or in part:

         (a) (i) Taxes with respect to taxable periods (or portions thereof) ending on or before February 28, 1997, but only to the extent that Damages in respect of such Taxes exceed amounts reserved or accrued for Taxes in the February Balance Sheet, (ii) Taxes with respect to taxable periods (or portions thereof) beginning on or after March 1, 1997 and ending on or before the Closing Date which arise other than (x) in the ordinary course of business and (y) as set forth on Schedule 7.1(a) and or (iii) any liabilities for Taxes attributable to or associated with inclusion of the Companies in the consolidated income tax returns of Redman;

         (b) Any inaccuracy, misrepresentation or breach of any of the representations, warranties or agreements made herein by the Stockholders or any breach or nonfulfillment by the Stockholders of any agreement or covenant of the Stockholders contained herein;

         (c) the RBPI Incentive Unit Agreements and claims of Unitholders thereunder; and

         (d) To the extent Purchaser prevails in its prosecution of a claim for indemnification hereunder, any and all actions, suits, proceedings, claims, demands, assessments, judgments, attorneys' fees, fines, costs and legal and other expenses incident to any of the foregoing or the enforcement by any such means of a valid right of indemnity pursuant hereto.

    The Stockholders agree to reimburse Purchaser, in accordance with this
Section 7.1, for any payment made by Purchaser at any time after the Closing in respect of any liability or claim to which the foregoing indemnity relates. Any amounts ultimately determined to be owing to Purchaser pursuant to the provisions of this Article 7 shall be deemed to have been due and payable on the thirtieth (30th) day following the Stockholders' receiving notice of a claim hereunder. From and after the date on which payment is due, any amount owing pursuant to this Section 7.1 shall bear interest at the prime rate of The Chase Manhattan Bank, but in no event to exceed the maximum lawful rate permitted by applicable law.

    7.2 PURCHASER'S INDEMNIFICATION. If the transactions contemplated hereby are consummated, Purchaser agrees to indemnify and hold harmless the Stockholders, their affiliates, officers, directors, owners, employees, agents and representatives against and in respect of Damages that the Stockholders shall incur or suffer, which arise, result from or relate to, directly or indirectly, in whole or in part:

         (a) Any inaccuracy, misrepresentation or breach of any of the representations, warranties or agreements made herein by Purchaser or any breach or nonfulfillment by Purchaser of any agreement or covenant of Purchaser contained herein; and

         (b) To the extent the Stockholders prevail in their Prosecution of a claim for indemnification hereunder, any and all actions, suits, proceedings, claims, demands, assessments, judgments, attorneys' fees, fines, costs and legal and other expenses incident to any of the foregoing or the enforcement by any such means of a valid right of indemnity pursuant hereto.

    Purchaser agrees to reimburse the Stockholders, in accordance with this
Section 7.2, for any payment made by the Stockholders at any time after the Closing in respect of any liability or claim to which the foregoing indemnity relates. Any amounts ultimately determined to be owing to the Stockholders pursuant to the provisions of this Article 7 shall be deemed to have been due and payable on the thirtieth (30th) day following Purchaser's receiving notice of a claim hereunder. From and after the date on which payment is due, any amount owing pursuant to this Article 7 shall bear interest at the prime rate of The Chase Manhattan Bank but in no event to exceed the maximum lawful rate permitted by applicable law.

    7.3 CERTAIN PROCEDURES. If any action, suit, proceeding, claim or demand is instituted or asserted by a third party in respect of which indemnity will be sought hereunder (any such matter being hereinafter referred to as a "Third Party Claim"), the following provisions shall apply:

         (a) The party against whom indemnity is sought hereunder (the "Indemnifying Party") shall have the right, at its option and at its own expense, to be represented by counsel of its choice in connection with such matter, and to assume and control the defense of and settle or otherwise deal with such Third Party Claim, provided that it acts in good faith. Failure by the Indemnifying Party to notify the party seeking indemnification (the "Indemnified Party") of its election to defend against and otherwise control a Third Party Claim within twenty (20) days after written notice of such Third Party Claim shall have been given to the Indemnifying Party by the Indemnified Party shall be deemed a waiver by the Indemnifying Party of its right to assume and control the defense of and otherwise control such matter. If the Indemnifying Party assumes defense and control of a Third Party Claim, the Indemnified Party shall in all events be entitled to indemnity with respect to such matter, to the extent provided in this Agreement. The Indemnifying Party may not settle any Third Party Claim without the consent of the Indemnified Party, which will not unreasonably be withheld or delayed. In the event that the Indemnifying Party does not elect to defend and otherwise control a Third Party Claim, the Indemnified Party may defend against or otherwise deal with such matter in such manner as it may deem appropriate, provided that it acts in good faith and provided it may not settle a Third Party Claim without the consent of the Indemnifying Party which may not be unreasonably withheld and the Indemnifying Party shall be liable for indemnification with respect to such matter, including without limitation the cost of such defense, to the extent provided in this Agreement. If the Indemnifying Party does not assume the defense of a Third Party Claim for any reason, it may still participate in, but not control, the defense of such Third Party Claim at the Indemnifying Party's sole cost and expense.

         (b) The parties agree that they will cooperate fully with each other in connection with the defense or settlement of any Third Party Claim. It is further agreed that the party controlling any Third Party Claim will keep the other party advised as to the status of such Third Party Claim.

         (c) The Indemnifying Party shall be subrogated to, and the Indemnified Party shall assign to the Indemnifying Party, any claim which is the subject of reimbursement or payment under the foregoing Sections 7.1 or 7.2.

    7.4 DIRECT CLAIMS. The Indemnifying Party will have a period of 30 calendar days within which to respond in writing to any claim by an Indemnified Party on account of Damages which do not result from a Third Party Claim (a "Direct Claim"). If the Indemnifying Party does not so respond within such 30 calendar day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnified Party will be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Article 7. If the Indemnifying Party has disputed such Direct Claim within such 30-day period, the Indemnifying Party and the Indemnified Party agree to proceed in good faith to negotiate a resolution of such dispute. If all such disputes are not resolved through negotiations within 30 days after such negotiations begin, either the Indemnifying Party or the Indemnified Party may initiate litigation to resolve such disputes.

    7.5 LIMITATIONS. Except with respect to the representations set forth in Sections 3.1(d) and the matter set forth in Section 7.1(c) neither party (considering Purchaser as a party and the Stockholders, collectively, as a party) shall be required to indemnify the other party pursuant to this Article 7 until Damages incurred or suffered by such party, individually, with respect to a single claim for indemnification, or in the aggregate, with respect to multiple claims for indemnification, exceed $300,000, at which point the Indemnifying Party shall be responsible to the Indemnified Party for all Damages. Notwithstanding anything to the contrary contained herein, in the absence of intentional fraud, the aggregate amount of indemnification claims that either party may assert against the other pursuant to this Article 7 shall not exceed $5,000,000, except for claims by Purchaser against the Stockholders relating to the matters covered by Sections 3.1(d), 3.1(h), 3.1(t) and 7.1(c) hereof (the "Excluded Matters"), as to which the foregoing limitation will not apply; PROVIDED, HOWEVER, that such limitation will apply to claims relating to the Excluded Matters solely to the extent that prior to the Closing the Stockholders notify Purchaser in writing pursuant to Section 4.4 hereof of a breach or breaches of the representations contained in Sections 3.1(d), (h) and
(t) that individually, or in the aggregate, exceed $5,000,000, in which case, following the Closing, the aggregate amount of indemnification claims that Purchaser may assert against the Stockholder solely with respect to such breaches shall not exceed $5,000,000. Notwithstanding anything to the contrary contained herein, the amount of Damages in respect of Taxes that Purchaser may recover against the Stockholders pursuant to Section 7.1(a) or Section 7.1(b) shall be reduced by the sum of (i) $76,000 and (ii) tax benefits (as calculated below) realized by any of the Companies, the Purchaser or any affiliate (the "Benefitted Party") attributable to or relating to the payment referred to in
Section 1.3(i)(B) hereof and payments of original issue discount in connection with satisfaction of indebtedness with respect to which the Warrants were issued. For purposes of this Section 7.5, the tax benefits received by the Benefitted Party are calculated as follows: the excess of the Benefitted Party's liability for federal income taxes for the period in which the deductions, losses or credits are claimed or deducted, computed without regard to such deductions, losses or credits, over the Benefitted Party's liability for federal income taxes in such period, computed by taking such deductions, losses or credits into account. In the event the Benefitted
Party does not fully realize such tax benefit for the year in which the deductions, losses or credits are deducted or claimed, then the foregoing computation shall be applied with respect to any other applicable period. In the event that a tax benefit is realized hereunder after payment of Damages by the Stockholders, Purchaser shall promptly following filing of any Tax
Return in which such tax benefit is realized pay the amount of such tax benefit to the Stockholders. If the Internal Revenue Service disallows a deduction, loss or credit which was taken into account in computing tax benefits hereunder and such disallowance is sustained after commercially reasonable efforts to contest same at the IRS administrative levels, then the amount, if any, by which Purchaser's claim for Damages was reduced by such disallowed tax benefit shall be promptly repaid by the Stockholders to the Purchaser.

    7.6 OFFSET. In the event the Purchaser complies with the foregoing procedures with respect to a claim for indemnification pursuant to this Article 7 (an "Indemnification Claim"), the Company may offset an amount of principal and interest (the "Withheld Amount") that it would otherwise be obligated to pay to the payees under the Holder Notes equal to the amount of the Indemnification Claim until it is finally determined whether Purchaser is entitled to indemnification from the Stockholders hereunder with respect to such Indemnification Claim (a "Final Determination"); provided, however, that the Withheld Amount shall not exceed the aggregate sum of $5,000,000 plus the amounts as to which the Company has exercised its right of offset relating to the Excluded Matters. Purchaser covenants that prior to the exercise of any of the other remedies available to it for claims relating to the Excluded Matters, it will first utilize the offset right granted the Company against the Holder Notes. Upon a Final Determination, the Company shall be entitled (as its exclusive remedy for recovery of Damages against the Stockholders pursuant to this Article 7 or otherwise for all matters except for claims relating to the matters covered by Sections 3.1(d), 3.1(h), 3.1(t) and Section 7.1(c)) to retain by way of set-off an amount equal to the amount as to which it is established that the Stockholders are obligated to indemnify the Purchaser pursuant to this
Article 7 and shall remit the balance of the Withheld Amount, if any, to the payees under the Holder Notes (the "Refunded Amount") together with interest on the Refunded Amount at the then current rate of interest under the Holder Notes. Notwithstanding the foregoing, the right of offset will extend beyond June 30, 1998, with respect to any matter as to which the Company has made an Indemnification Claim prior to the close of business on June 30, 1998, but as to which no Final Determination has been issued as of such date.

    7.7 EXCLUSIVITY OF REMEDY. Except as otherwise specifically set forth herein, and except in cases of intentional fraud, the indemnification and offset provisions contained in this Article 7 shall be deemed to be, to the extent permitted by law, the exclusive remedy or exclusive means to obtain relief, as the case may be, of any party hereto in the event of any breach of any representation, warranty, covenant or agreement contained herein (or in any certificates or other documents delivered pursuant hereto) by any other party hereto or with respect to any claim of any third party arising out of or in connection with this Agreement or the transactions contemplated hereby, and the provisions of this Article 7 shall be in lieu of, any other rights or remedies that may be available to any party at law, in equity or otherwise.

8.  TERMINATION AND ABANDONMENT.

    (a) Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned at any time after the date hereof but not later than the Closing:

         (i) by the mutual consent of the Stockholders' Representative and Purchaser;

         (ii) by Purchaser, if without fault on the part of Purchaser, at any time after May 15, 1997, if, by that date, the conditions set forth in
    Section 5.1 hereof shall not have been fulfilled or waived;

         (iii) by the Stockholders' Representative, if without fault on the part of the Stockholders, at any time after May 15, 1997, if, by that date, the conditions set forth in Section 5.2 hereof shall not have been fulfilled or waived;

         (iv) by the Stockholders' Representative or the Purchaser if at any time there has been a material breach of any representation or warranty made by the other party or parties, as applicable, herein or in any certificate or other document delivered pursuant hereto or if there has been any failure by the other party or parties, as applicable, to perform in all material respects all obligations or to comply with all covenants on its part to be performed hereunder; or

         (v) by the Stockholders' Representative or the Purchaser, if there shall have been any statute, rule, order or regulation enacted, issued or promulgated or deemed applicable to the transactions contemplated hereby by any government or governmental agency in the United States of America that, in the reasonable judgment of Purchaser or of the Stockholders' Representative, as the case may be, (x) restrain the consummation of the transactions contemplated hereby; (y) render the parties unable to consummate the transactions contemplated hereby; (z) make such consummation illegal; or (xx) otherwise result in a Material Adverse Effect;

provided, however, no party may terminate this Agreement if such party is then in material breach of any of its obligations under this Agreement.

    (b) PROCEDURE UPON AND EFFECT OF TERMINATION. In the event of any termination and abandonment pursuant to subsection (a) hereof, written notice thereof shall forthwith be given to the other parties and the transactions contemplated hereby shall thereupon be terminated and abandoned, without further action by Purchaser or by the Stockholders (except for the provisions of Sections 6.2, 9.1, 9.2 and 9.4 and 8(b) hereof), and there shall be no liability on the part of any of Purchaser or the Stockholders or their respective officers, directors or shareholders, except for the provisions of Sections 6.2, 9.1, 9.2 and 9.4 hereof or except for the material breach of any representation, warranty or covenant contained herein that is within the control of the party in breach.

9.  MISCELLANEOUS PROVISIONS.

    9.1 NO BROKERAGE. Purchaser hereby represents and warrants to the Stockholders that it has not, and the Stockholders hereby represent and warrant to Purchaser that neither the

Stockholders nor the Companies have, incurred any obligation or liability, contingent or otherwise, for brokerage or finder's fees or agent's commissions or other like payment in connection with this Agreement or the transactions contemplated hereby, except the fees of Chase Securities, Inc., which will be paid by Purchaser, and Purchaser, on the one hand, and the Stockholders, on the other hand, hereby agree to indemnify and hold the other harmless in respect of any costs, liabilities or expenses, including, but not limited to, attorneys' fees, arising out of or relating to a breach by such party of the representation and warranty contained in this Section 9.1.

    9.2 EXPENSES. Except as otherwise provided herein, whether or not the transactions contemplated hereby are consummated, Purchaser and the Stockholders shall each pay their respective fees and expenses, including but not limited to, attorneys' and accountants' fees incident to the negotiation, preparation and execution of this Agreement and the consummation of the transactions provided for herein. It is understood and agreed by the Stockholders and Purchaser that no such fees or expenses shall be paid or borne by the Companies if the transactions contemplated hereby are consummated except as may otherwise be specified herein.

    9.3  [Intentionally Omitted]

    9.4 NOTICES. Any notice required or permitted to be given hereunder shall be in writing to the other party or parties hereto and shall be deemed given when delivered personally or, on the date transmitted if given by facsimile of if sent by prepaid registered or certified mail, return receipt requested, on the third business day following the date upon which the envelope containing the notice is posted. All notices for purposes hereof shall be delivered or addressed as follows:

         If to the Stockholders:

              c/o Wingate Partners, L.P.
              750 N. St. Paul Street, Suite 1200
              Dallas, Texas  75201
              Attention:  James A. Johnson and
                          Frederick B. Hegi, Jr.
              Facsimile No. (214) 871-8799

         with a copy to:

              Weil, Gotshal & Manges, L.L.P.
              100 Crescent Court
              Suite 1300
              Dallas, Texas  75201-6950
              Attention:  Mary R. Korby
              Facsimile No. (214) 746-7777

         If to Purchaser:

              Keystone, Inc.
              201 Main Street, Suite 3100

              Fort Worth, Texas  76102
              Attention:  W. Robert Cotham
              Facsimile No. (817) 338-2064

         with copies to:

              Oak Hill Partners, Inc.
              Park Avenue Tower
              65 East 55th Street
              32nd Floor
              New York, New York  10022
              Attention:  Brad Bernstein
                          John Monsky
              Facsimile No.  (212) 754-5685

              Kelly, Hart & Hallman
              201 Main Street
              Suite 2500
              Fort Worth, Texas  76102
              Attention:  Kevin G. Levy
              Facsimile No. (817) 878-9280

or to such other address as any party shall have specified by notice given in compliance with this Section 9.4.

    9.5 ENTIRE AGREEMENT; AMENDMENTS AND SUPPLEMENTS. This Agreement (including the Schedules and Exhibits referred to herein, which are a part hereof for all purposes) constitutes the entire agreement between the parties with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by a written instrument making specific reference to this Agreement and duly executed by Purchaser and the Stockholders' Representative on behalf of the Stockholders in accordance with Section 9.13 hereto. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transactions contemplated hereby. The Schedules to this Agreement are incorporated herein in full.

    9.6 BINDING EFFECT; BENEFIT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Except as set forth in
Section 7 hereof, nothing contained in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective heirs, legal representatives, successors and permitted assigns, any rights, remedies or obligations or liabilities under or by reason of this Agreement.

    9.7 ASSIGNABILITY. Neither this Agreement nor any of the parties' rights hereunder may be assigned or otherwise transferred by any party without the prior written consent of the other parties, which consent shall not unreasonably be withheld or delayed; PROVIDED, HOWEVER, that Purchaser's, or its successors' or assigns', rights hereunder may be assigned or otherwise transferred, in whole or in part, without the Stockholders' consent, (i) to any successor by merger or consolidation; (ii) to any bank, financial institution, individual, partnership, corporation or other entity providing any financing to Purchaser, its successors or assigns; or

(iii) to any individual, partnership, corporation or other entity deriving title from Purchaser, or its successors or assigns, to all or substantially all of the assets and goodwill of the business being carried on by the Companies immediately prior to the Closing and provided further the Stockholders may distribute the Notes in accordance with their terms.

    9.8 CAPTIONS. The captions of the various Sections and Articles are for reference purposes only and shall not be deemed in any manner to affect the meaning or interpretation of any of the provisions of this Agreement.

    9.9 SEVERABILITY. If any provision of this Agreement shall be determined to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

    9.10 APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas (without regard to principles of conflicts of laws).

    9.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

    9.12 SURVIVAL. Notwithstanding any investigation conducted or notice or knowledge obtained by or on behalf of any party hereto, the warranties, representations, covenants and agreements contained in this Agreement and the indemnities herein shall survive the execution and delivery of this Agreement and the Closing of the transactions contemplated hereby until June 30, 1998, except that the representations and warranties set forth in Sections 3.1(d) (Good Title to Capital Stock; Capitalization), (h) (Tax Matters) and (t) (Environmental Matters) and indemnification respecting the matters set forth in such sections and the covenant and agreement set forth in Section 7.1(c) shall survive until the expiration of the relevant statutes of limitation, and except for claims made prior to the expiration of such periods.

    9.13 STOCKHOLDERS' REPRESENTATIVE.

         (i) Each of the Stockholders hereby irrevocably appoints Wingate Partners (the "Stockholders' Representative") as such Stockholder's agent and attorney-in-fact to take any action required or permitted to be taken by such Stockholder under the terms of this Agreement, including, without limiting the generality of the foregoing, the giving and receipt of any notices to be delivered or received by or on behalf of any or all of the Stockholders, the payment of expenses relating to the transactions contemplated by this Agreement, the representation of the Stockholders in indemnification proceedings hereunder, and the right to waive, modify or amend any of the terms of this Agreement, and agrees to be bound by any and all actions taken by such agent on such Stockholder's behalf. Each Stockholder further agrees that the Stockholders' Representative, its agents, general partners and representatives, shall be fully indemnified by the other Stockholders to the fullest extent permitted by law for damages arising out of the Stockholders' Representative's actions or omissions in such capacity. Each Stockholder hereby acknowledges that the foregoing indemnity shall be applicable to all claims, liabilities, losses, damages or expenses that have resulted from or are alleged to have resulted from the active or passive, or the sole, joint or concurrent, ordinary negligence of the Stockholders' Representative.

         (ii) Purchaser shall be entitled to rely exclusively upon any communications or writings given or executed by the Stockholders' Representative and shall not be liable in any manner whatsoever for any action taken or not taken in reliance upon the actions taken or not taken or communications or writings given or executed by the Stockholders' Representative. Purchaser shall be entitled to disregard any notices or communications given or made by the Stockholders unless given or made through the Stockholders' Representative.

         (iii) Subsequent to the Closing Date, in the event of the inability of the Stockholders' Representative to perform its functions hereunder, the former Stockholders shall promptly appoint a new agent or agents as attorney-in-fact or attorneys-in-fact, and such appointment or appointments shall be deemed to have been made when communicated to Purchaser in writing signed by the Stockholders (or the personal representatives thereof) owning at least 51% of the Common Stock of the Company outstanding immediately prior to the Closing Date. If the Stockholders do not within fifteen days appoint a new agent or agents, then the former Stockholder then living or existing who previously owned the greatest number of shares of Common Stock of the Company outstanding immediately prior to the Closing Date shall serve as Stockholders' Representative if he or it is able and willing to do so, until a successor agent or agents shall have been appointed in accordance with the provisions hereof.

         (iv) The manner and form by which the Stockholders shall decide upon any new agent and attorney-in-fact shall be decided solely by the Stockholders owning 51% of the shares of Common Stock of the Company outstanding immediately prior to the Closing Date. The Stockholders recognize, and hereby acknowledge, that the Stockholders' Representative has an interest in the subject matter of this Agreement and that the appointment of such Stockholders' Representative (which shall include any successor Stockholders' Representative) as the Stockholders' Representative constitutes an irrevocable power-of-attorney coupled with an interest.

    9.14 WAIVER. At any time prior to the Closing, each of the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (iii) waive compliance with any of the covenants, agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed by the party granting such waiver. Such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or future failure.

    9.15 TAX MATTERS.   (a)  The Purchaser shall provide the Stockholders'
Representative with the opportunity to review and comment upon any Tax returns of the Companies due after the Closing Date and relating to periods through the Closing Date at least twenty business days prior to the filing thereof.

         (b) After the Closing Date, none of the Companies shall file any amended Tax Return which may give rise to a claim for indemnification hereunder without the prior written consent of the Stockholders'
Representative, which will not unreasonably be withheld.

         (c) The Purchaser and the Companies and the Stockholders will cooperate with one another in connection with the preparation and filing of Tax returns relating to the Companies and any audits or administrative or judicial proceedings relating to Taxes due from the Companies and will provide one another with access, at any reasonable time, at the business location at which the books and records are maintained, after the Closing Date, to such Tax data in such party's possession as is reasonably related to such matters.

                    REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

    IN WITNESS WHEREOF, the parties have hereunto executed this Agreement as of the day and year first above written.

  PURCHASER:                           STOCKHOLDERS:

  RELIANT PARTNERS, L.P.               WINGATE PARTNERS, L.P.

     By:  Group 31, Inc.,                By: Wingate Partners Mangement
                                               Company, L.P.,
             General Partner                 its general partner

       By:  /s/ W. Robert Cotham             By:  /s/ F.B. Hegi, Jr.
           -----------------------               -----------------------------
       Name:     W. ROBERT COTHAM            Name: F.B. Hegi, Jr.
             ---------------------                 ---------------------------
       Its: Vice President                   Its:
            ----------------------                 ---------------------------


                                       WINGATE AFFILIATES, L.P.

                                       By:  /s/ F.B. Hegi, Jr.
                                           -----------------------------------
                                       Name: F.B. Hegi, Jr.
                                             ---------------------------------
                                       Its:
                                             ---------------------------------


                                       WALLACE R. HAWLEY AND
                                       ALEXANDRA HAWLEY
                                       REVOCABLE TRUST
                                       U/A/D 07/30/92


                                       By:  /s/ F.B. Hegi, Jr.
                                           -----------------------------------
                                       Name: F.B. Hegi, Jr.
                                             ---------------------------------
                                       Its:
                                             ---------------------------------


                                       /s/ V. Edward Easterling
                                       ---------------------------------------
                                       V. EDWARD EASTERLING, JR.


                                       MAY FINANCIAL CORPORATION
                                       FBO JEAN C. BEASLEY IRA

                                       By:  /s/ F.B. Hegi, Jr.
                                           -----------------------------------
                                       Name: F.B. Hegi, Jr.
                                             ---------------------------------
                                       Its:
                                             ---------------------------------

                                      SCHEDULE I

Class A Voting Common Stock

                                                              Percentage of
Name of Stockholder                No. of Shares           Cash Purchase Price
-------------------                -------------           -------------------

Wingate Partners, L.P.                953,948                      87.76

Wingate Affiliates, L.P.               17,763                       1.63

The Trustees of the
    Wallace R. Hawley and
    Alexandra Hawley Revocable
    Trust U/A/D 07/30/92                6,579                        .61

V. Edward Easterling, Jr.               3,289                        .30

May Financial Corporation
    FBO Jean C. Beasley IRA            18,421                       1.69

*Wingate Partners, L.P.                53,216                       4.90

*Wingate Affiliates, L.P.               1,043                        .10


Class B Nonvoting Common Stock
------------------------------

                                                              Percentage of
Name of Stockholder                No. of Shares           Cash Purchase Price
-------------------                -------------           -------------------

Heller Financial, Inc.                 16,307                       1.50

Sanwa Business Credit                   6,251                        .58

First National Bank of Boston           6,251                        .58

Girocredit Bank Aktiengesellschaf
   Der Sparkassen, Grand Cayman
   Island Branch                        3,802                        .35
                                    ---------                     ------
                                    1,086,870                     100.00%

                                      SCHEDULE I


Class A Voting Common Stock
Wingate Partners, L.P. --- 953,948

Wingate Affiliates, L.P. -- 17,763

The Trustees of the
    Wallace R. Hawley and
    Alexandra Hawley Revocable
    Trust U/A/D 07/30/92 -- 6,579

V. Edward Easterling, Jr. -- 3,289

May Financial Corporation
    FBO Jean C. Beasley IRA -- 18,421

*Wingate Partners, L.P. -- 53,216

*Wingate Affiliates, L.P. -- 1,043


Class B Nonvoting Common Stock
------------------------------

Heller Financial, Inc. -- 16,307

Sanwa Business Credit -- 6,251

First National Bank of Boston -- 6,251

Girocredit Bank Aktiengesellschaf
   Der Sparkassen, Grand Cayman
   Island Branch -- 3,802

                                      EXHIBIT A

THIS NOTE IS SUBJECT TO A RIGHT OF OFFSET IN THE MANNER AND TO THE EXTENT SET FORTH IN SECTION 6.4 BELOW.

THIS NOTE CONTAINS INDEMNIFICATION PROVISIONS IN SECTION 6.4, NOTICE OF WHICH IS HEREBY GIVEN.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAW. IT MAY NOT BE OFFERED FOR SALE OR SOLD IN THE ABSENCE OF: (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) APPLICABLE EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS.

                               RBPI HOLDING CORPORATION

                                  SUBORDINATED NOTE

$_______________________                               _________________, 1997

    FOR VALUE RECEIVED, RBPI Holding Corporation, a Delaware corporation ("Maker"), whose address is 3030 LBJ Freeway, Suite 300, Dallas, Texas 75234 promises to pay to each of the persons listed on Annex I hereto in accordance with their respective interests set forth therein (collectively, "Payee"), at the respective addresses of such persons set forth on Annex I hereto, the aggregate principal sum of __________________________ DOLLARS ($__________________), together with interest thereon at the rates hereinafter provided.

    Section 1. INTEREST. Interest on the principal amount of this Note shall be payable, at Maker's option from time to time, either (a) in cash; (b) by Capitalization of the Interest (as defined herein) as set forth in Section 3.2; or (c) any combination of (a) and (b) hereof. Interest paid in cash shall accrue at the rate of ten percent (10.00%) per annum (the "Cash Interest Rate") and interest paid by Capitalization of the Interest shall accrue at the rate of twelve percent (12.00%) per annum (the "Capitalized Interest Rate") (such interest rate, whether the Cash Interest Rate or the Capitalized Interest Rate or a combination thereof, being hereinafter referred to as the "Interest Rate"); PROVIDED, HOWEVER, that, upon the fourth anniversary of this Note, the Interest Rate shall automatically increase by two percent (2%) per annum and upon the fifth anniversary of this Note, the Interest Rate shall automatically increase by one percent (1%) per annum. Interest shall be payable semi-annually on the first business day of ____________________ and __________________ of each year, commencing on _______, 1997 (each, an "Interest Payment Date"), based on a three hundred sixty-five (365) day year for actual number of days elapsed.

    Section 2. PAYMENT. The remaining outstanding principal amount of this Note shall be due and payable on ____________, 2007.

    Section 3.   METHOD OF PAYMENT.

         3.1 CASH PAYMENTS. Cash payments of principal, interest and other amounts due hereunder shall be made in lawful money of the United States of America by (a) in the case of payments of principal, wire transfer of immediately available funds to the respective accounts of each of the persons constituting Payee designated in the records maintained by Maker, and
(b) in the case of interest and any and all other payments, company check to each of the persons constituting Payee at the respective addresses set forth in Maker's records unless and until any such person provides written notice to Maker to the contrary.

         3.2 CAPITALIZED INTEREST. To the extent that Maker elects to add accrued interest at any Interest Payment Date to the principal of this Note ("Capitalization of the Interest"), such accrued interest shall thereafter be included in the principal amount of this Note for all purposes.
 In connection with any such election by Maker, Maker shall notify in writing each of the persons constituting Payee of its election and include in such notice a statement setting forth the new principal of the Note as of such Interest Payment Date. Any notice hereunder to each of the persons constituting Payee shall be delivered to the respective addresses set forth in Maker's records unless and until any such person provides written notice to Maker to the contrary.

    Section 4. DEFAULT INTEREST. If any installment of interest, or the principal amount hereof, is not paid within fifteen (15) days after the due date thereof, interest shall accrue on such unpaid amount at a default rate equal to the lesser of (a) two percent (2%) per annum above the then applicable Capitalized Interest Rate or (b) the highest rate permitted under applicable law, until such amount is paid in full (the "Default Rate").

    Section 5.   PREPAYMENT.

         5.1 VOLUNTARY PREPAYMENTS. This Note may be prepaid by Maker in whole or in part at any time without prepayment premium or penalty.

         5.2     MANDATORY PREPAYMENTS.

                 (a) Not later than the date 120 days after the end of each fiscal year of Maker ending after the date of this Note, subject to restrictions contained in documents evidencing Senior Debt, Maker shall prepay this Note in an aggregate amount equal to the excess (if any) of (i) 50% of Consolidated Available Cash Flow over (ii) the sum of (x) cash interest paid on this Note during such fiscal year and (y) the cumulative amount, if any (calculated by reference to the aggregate principal amount of this Note outstanding at the beginning and at the end of such fiscal year), by which the aggregate principal amount of this Note has been reduced by prepayments of this Note made during such fiscal year pursuant to Section 5.1 hereof.

                 (b) Not later than the date 15 days after the closing of a Public Equity Offering by Maker, Maker shall prepay this Note in an aggregate amount equal to the excess (if any) of (i) the Net Available Proceeds of the Public Equity Offering over (b) the amount of Net Available Proceeds required to be applied to Senior Debt, which amount shall not exceed 50% of Net Available Proceeds.

    Section 6.   DEFAULTS AND REMEDIES.

         6.1 EVENTS OF DEFAULT. Any one or more of the following shall constitute an Event of Default hereunder: (a) default shall be made in the payment of the principal of this

Note when and as the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise after five (5) days notice of such failure from Payee; (b) Maker shall fail to pay within ten (10) days following the due date any installment of interest hereof; (c) Maker or the Operating Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or be generally unable to pay its debts as such debts become due; (d) an involuntary case or other proceeding shall be commenced against Maker or the Operating Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property or an order for relief shall be entered against Maker under the federal bankruptcy laws or the laws of the jurisdiction of organization of Maker as now or hereafter in effect, and such involuntary case or other proceeding or order shall remain undismissed or unstayed for a period of sixty (60) days, and if stayed, such involuntary case or other proceeding or order shall be dismissed upon termination of such stay; (e) default shall be made in the performance or observance of any other covenant, agreement or condition contained herein and such default shall have continued for a period of thirty (30) days after such default shall first have become known to Maker; or (f) a Change in Control of Maker shall occur.

         6.2 ACCELERATION. If (a) an Event of Default shall occur pursuant to Sections 6.1(c) or (d), the principal of, and accrued interest on, and all other amounts due under this Note shall become immediately due and payable, and (b) any other Event of Default shall occur, the principal of, and accrued interest on, and all other amounts due under, this Note shall become immediately due and payable upon notice by Payee to Maker.

         6.3 WAIVER OF PRESENTMENT, ETC. Maker hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

         6.4 RIGHTS OF THIRD PARTIES. Notwithstanding anything contained herein to the contrary, payments under this Note are subject to offset in the event that there are indemnification claims made by Purchaser (as defined in the Stock Purchase Agreement) against Payee to the extent and in the manner provided in that certain Stock Purchase Agreement by and among Reliant
Partners, L.P. and the Stockholders of Maker named therein, dated as of March __, 1997 (the "Stock Purchase Agreement"). Each of the persons listed on
Annex I hereto (and, by acceptance of an assignment of all or a portion of this Note, their successors and assigns) hereby irrevocably appoints Wingate Partners, L.P. ("Wingate") as its agent and attorney-in-fact to take any action required or permitted to be taken by Payee under this Note, including, without limiting the generality of the foregoing, the giving and receipt of any notices to be delivered by or on behalf of any or all of such persons, the payment of expenses relating to any dispute hereunder, the representation of such person in indemnification proceedings or in respect of any dispute hereunder, and the right to waive, modify or amend any of the terms of this Note or settle any dispute in respect hereof and agrees to be bound by any and all actions taken by such agent on such person's behalf. Each of such persons further agrees to indemnify and hold harmless Wingate, its general partners, agents and representatives (collectively, for purposes of this Section 6.4, "Wingate") to the fullest extent permitted by law for damages arising out of Wingate's actions or omissions in such capacity. Each of such persons hereby acknowledges that the foregoing indemnity shall be applicable to all claims, liabilities, losses, damages or expenses that have resulted from or are alleged to have resulted from the active or passive or the sole, joint or concurrent ordinary negligence of Wingate.

    Section 7. FINANCIAL STATEMENTS AND INFORMATION. Maker shall furnish to the Payee, so long as this Note shall be outstanding:

                 (a) as soon as available and in any event within 45 days after the end of the first, second and third quarterly accounting periods in each fiscal year of Maker, copies of the consolidated balance sheet of Maker and its Subsidiaries as of the end of such accounting period and copies of the related consolidated statements of income and changes in shareholders equity and cash flows of Maker and its Subsidiaries for the portion of the fiscal year ended with the last day of such quarterly accounting period certified by the principal financial officer of Maker to present fairly in all material respects the information contained therein; PROVIDED, HOWEVER, that delivery of a copy of a Quarterly Report on Form 10-Q (without exhibits unless requested by Payee) of the Operating Company for such quarterly period filed with the Commission shall be deemed to satisfy the requirements of this paragraph (a); and

                 (b) as soon as available and in any event within 90 days after the end of each fiscal year of Maker, copies of the consolidated balance sheet of Maker and its Subsidiaries as of the end of such fiscal year and copies of the related audited consolidated statements of income and changes in shareholders equity and cash flows of Maker and its Subsidiaries for such fiscal year; PROVIDED, HOWEVER, that delivery of a copy of an Annual Report on Form 10-K (without exhibits unless requested by Payee) of the Operating Company for such year filed with the Commission shall be deemed to satisfy the requirements of this paragraph (b).

    Section 8. COVENANTS. Maker covenants and agrees that on and after the date hereof, so long as this Note shall be outstanding:

          8.1 PAYMENT OF NOTE. Maker shall pay the principal of and interest on this Note on the dates and in the manner provided herein.

          8.2 LEGAL EXISTENCE. Maker shall do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence and the legal existence of its Subsidiaries in accordance with the rights, licenses and franchises of Maker and its Subsidiaries, except where the failure to so act would not have a material adverse effect on Maker and its Subsidiaries taken as a whole; PROVIDED, HOWEVER, Maker may merge or consolidate with a corporation provided that the surviving corporation has a Consolidated Net Worth equal to or in excess of that of Maker prior to such merger or consolidation and PROVIDED FURTHER, that such corporation executes an assumption agreement evidencing such corporation's assumption of all of Maker's obligations under this Note and such other documents as Payee may reasonably request; and PROVIDED FURTHER that one or more of its Subsidiaries may merge with and into another Subsidiary or Maker.

          8.3 LIMITATIONS ON RESTRICTED PAYMENTS. Maker shall not and shall not permit any of its Subsidiaries to declare or pay any dividend on, or make any distribution in respect of

(other than dividends and distributions payable exclusively in non-participating common equity interests or preferred equity interests as to which dividends are payable solely in kind of Maker or a Subsidiary), or purchase, redeem or retire for value any equity interests of Maker or a Subsidiary (other than in exchange for Maker's or a Subsidiary's own non-participating common equity interests or preferred equity interests as to which dividends are payable solely in kind) (collectively, "Restricted Payments"), except for the following: (i) dividends and distributions among wholly-owned Subsidiaries; (ii) dividends and distributions from the Subsidiaries to Maker solely to the extent all sums so dividended or distributed are used by Maker for one of the following purposes: (x) to make mandatory prepayments pursuant to Section 5.2 hereof; (y) to make voluntary prepayments pursuant to Section 5.1 hereof; (z) to pay expenses of Maker to the extent permitted by Senior Debt; and (xxx) to pay tax liabilities of Maker and its consolidated group; and (iii) payments to repurchase equity interests and other rights and obligations owned by former employees and others of up to $1,000,000 in the aggregate. The foregoing provisions will not prevent the purchase or redemption of equity interests in Maker or a Subsidiary with proceeds from concurrent sales of equity interests in Maker or a Subsidiary; PROVIDED, HOWEVER, that in the event the proceeds of such sale exceed $1,000,000, Maker shall apply one-half of such proceeds in excess of $1 million toward the prepayment of this Note.

          8.4 LIMITATION ON OTHER DEBT. Other than Permitted Indebtedness, Maker shall not incur, and shall not permit any of its Subsidiaries to incur, any Indebtedness unless the ratio of Maker's EBITDA (taking into account on a pro forma basis for historic operations without regard to synergies the results of operations of any person acquired as if such acquisition had occurred at the beginning of the period) for the preceding four fiscal quarters (or if fewer than four fiscal quarters have elapsed since the date of this Note, then for the number of fiscal quarters elapsed since the date of this Note) to Total Interest Expense (taking into account on a pro forma basis interest expense on the Indebtedness to be incurred as if it were incurred at the beginning of the period) for the four fiscal quarters (or if fewer than four fiscal quarters have elapsed since the date of this Note, then for the number of quarters elapsed since the date of this Note), is at least 1.75:1.

          8.5 LIMITATION ON LIENS. Maker shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its assets now owned or hereafter acquired except for Permitted Liens.

          8.6 DISTRIBUTIONS FROM SUBSIDIARIES. Maker shall cause its Subsidiaries to distribute sums to Maker to enable it to satisfy its obligations set forth in Section 5.2 subject to restrictions contained in documents evidencing Senior Debt and applicable law.

          8.7 MANAGEMENT FEES. Maker shall not and shall not permit any of its Subsidiaries to pay any management or consulting fees, or fees of a like nature, to any affiliate of Maker except payments of compensation to George Group, Inc. in exchange for consulting services to be provided by George Group, Inc. to Maker and its Subsidiaries, reasonable compensation in connection with valid services rendered, payable to employees of Maker and its Subsidiaries (other than partners and Affiliates of Reliant Partners, L.P., a Texas limited partnership) in connection with their employment and payments being made simultaneously with the issuance of this Note.

          8.8 NOTIFICATION OF CALCULATION. Maker shall notify Payee not later than 90 days after the end of each fiscal year of Maker ending after the date of this Note of its calculation of Consolidated Available Cash Flow for such fiscal year (whether or not any amounts will be due and payable hereunder in respect thereof), with reasonable support for such calculation.

          8.9 CERTAIN CREDIT AGREEMENT PROVISIONS. Maker will use its reasonable efforts to insure that the provisions of the Senior Debt allow the payments called for by Section 5.2(a) above. Maker shall provide written notice to Wingate prior to amending, restating or modifying the terms of the Senior Debt.

    Section 9. DEFINITIONS. The following terms, as used herein, have the following respective meanings:

         ACQUIRED INDEBTEDNESS means any Indebtedness incurred in connection with the financing of all or any part of the acquisition or construction of any property, whether incurred prior to, at the time of or within 120 days after, the acquisition or completion of construction by Maker of such property.

         AFFILIATE of any specified person shall mean any other person controlling or controlled by or under common control with such specified person. For purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         CAPITALIZED LEASE OBLIGATIONS means all obligations to pay rent or other amounts under a lease of (or other agreement conveying the right to use) property to the extent such obligations are required to be classified and accounted for under GAAP as a capital lease on the balance sheet of the lessee.

         CHANGE IN CONTROL means the occurrence of any of the following events (whether or not approved by the Board of Directors of the Operating Company): (i) prior to the first public offering of Voting Equity Interests of Maker or the Operating Company, either (x) the Permitted Holders cease to be the "beneficial owner" or "beneficial owners" (as defined in Rule 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of at least a majority of the total voting power of the then outstanding Voting Equity Interests of Maker or of the Operating Company, or (y) the Permitted Holders cease to be entitled by voting power, contract or otherwise to elect or cause the election of directors of Maker or the Operating Company having a majority of the total voting power of the Board of Directors of Maker or the Operating Company, as the case may be, in each case, whether as a result of issuance of securities of Maker or the Operating Company, as the case may be, any merger consolidation, liquidation or dissolution of Maker or the Operating Company, as the case may be, any direct or indirect transfer of securities by any Permitted Holder or otherwise (for purposes of this clause (i) and clause
(ii) below, Permitted Holders shall be deemed to beneficially own any Voting Equity Interests of an entity (the "specified entity") held by any other entity (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, a majority of the voting power of the then outstanding Voting Equity Interests of the parent entity); (ii) following the first public offering of Voting Equity Interests of Maker or the Operating Company, any Person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 35% of the total voting power of the then outstanding Voting Equity Interests of Maker or the Operating Company; PROVIDED, HOWEVER, that the Permitted Holders beneficially own (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the then outstanding Voting Equity Interests of Maker or the Operating Company, as the case may be, than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of Maker or the Operating Company, as the case may be; (iii) Maker or the Operating Company consolidates with, or merges with or into, another Person or, Maker or any of its Subsidiaries sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of Maker and its Subsidiaries (determined on a consolidated basis) to any Person (other than the Operating Company or any Wholly Owned Restricted Subsidiary) or the Operating Company or the Restricted Subsidiaries sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of the Operating Company and the Restricted Subsidiaries (determined on a consolidated basis) to any Person (other than a Wholly Owned Restricted Subsidiary), or any Person consolidates with, or merges with or into, Maker or the Operating Company, other than any such transaction where immediately after such transaction the Person or Persons that "beneficially owned" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) immediately prior to such transaction, directly or indirectly, the then outstanding Voting Equity Interests of Maker or the Operating Company, as the case may be, "beneficially own" (as so determined), directly or indirectly, a majority of the total voting power of the then outstanding Voting Equity Interests of the surviving or transferee Person; or
(iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Maker or the Operating Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Maker or the Operating Company, as the case may be, was approved by a vote of a majority of the directors of Maker or the Operating Company, as the case may be, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Maker or the Operating Company, as the case may be, then in office.

         COMMISSION means the Securities and Exchange Commission.

         CONSOLIDATED AVAILABLE CASH FLOW means EBITDA MINUS payments made in respect of capital expenditures, Total Interest Expense, principal payments on indebtedness, increases in working capital and payments of taxes.

         CONSOLIDATED NET INCOME means, for any fiscal period, the consolidated net earnings or loss of Maker and its Subsidiaries as the same would appear on a consolidated statement of earnings of Maker for such fiscal period prepared in accordance with GAAP.

         CREDIT AGREEMENT means the Credit Agreement dated as of __________, 1997 among ______________________, the lenders listed on the signature pages thereof and ____________________, as Agent, as the same may be amended, restated, modified, extended or supplemented from time to time in accordance with its terms and any successor financial institution credit agreement refinancing all or a portion of the Credit Agreement and designated by Maker as the Credit Agreement for purposes hereof.

         EBITDA means Consolidated Net Income plus Total Interest Expense, income taxes, depreciation and amortization.

         EQUITY INTEREST in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, in such Person, including any Preferred Equity Interests.

         EXCHANGE ACT means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         GAAP means generally accepted accounting principles applied on a consistent basis.

         INDEBTEDNESS means (a) any obligation for borrowed money, (b) any obligation owed for all or any part of the purchase price of property or other assets or for the cost of property or other assets constructed or of improvements thereto, other than accounts payable included in current liabilities and incurred in the ordinary course of business, (c) any obligations secured by any lien in respect of property even though the person owning the property has not assumed or become liable for the payment of such obligation,
(d) any lease obligation capitalized on Maker's books, (e) any guarantee with respect to Indebtedness (of the kind otherwise described in this definition) of another person and (f) obligations in respect of letters of credit.

         INDENTURE means the Indenture dated as of __________, 1997 between the Operating Company and ______________________, as the same may be amended, restated, modified, extended or supplemented from time to time in accordance with its terms.

         INTEREST EXPENSE means, for any period, the sum, for Maker and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) all interest in respect of Indebtedness (including, without limitation, the interest component of any payments in respect of capital lease obligations) accrued or capitalized during such period (whether or not actually paid during such period).

         LIEN means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

         NET AVAILABLE PROCEEDS means the aggregate amount of cash received by Maker in respect of a Public Equity Offering, net of all expenses incurred by Maker in connection therewith and any underwriting fees and expense.

         OPERATING COMPANY means Redman Building Products, Inc., a Delaware corporation and wholly-owed subsidiary of Maker.

         PERMITTED HOLDER means any of (i) Reliant Partners, L.P. and its direct and indirect general and limited partners on the date hereof; (ii) any of the Permitted Transferees of the persons referred to in clause (i); and (iii) any person or group controlled by each or any of the Persons referred to in clauses (i) and (ii).

         PERMITTED INDEBTEDNESS means any of the following:

         (i) Senior Debt in an aggregate principal amount at any one time outstanding not to exceed the sum of (A) the greater of (i) $25.0 million and (ii) the sum of (a) 85% of [Eligible Receivables] (as defined in the Credit Agreement as in effect on the date hereof whether or not the Credit Agreement is in effect on the date of determination), PLUS (b) 50% of [Eligible Inventory] (as defined in the Credit Agreement as in effect on the date hereof whether or not the Credit Agreement is in effect on the date of determination), PLUS (B) any amounts outstanding under the Credit Agreement that utilize subparagraph (vii) of this definition plus the aggregate amount outstanding under the Indenture;

         (ii)  intercompany Indebtedness;

         (iii)  Indebtedness in respect of this Note;

         (iv) Indebtedness in respect of any performance bonds, letters of credit or other similar instruments and obligations entered into in the ordinary course of business consistent with past practices;

         (v) Indebtedness in respect of Capitalized Lease Obligations, purchase money obligations and Acquired Indebtedness, not to exceed $10 million;

         (vi)  Indebtedness existing on the date of this Note;

         (vii)  other Indebtedness not to exceed $15 million;

         (viii) Indebtedness in respect of any interest rate protection or hedging arrangements entered into in order to fix the floating interest rate of any Permitted Indebtedness, to the extent that such Permitted Indebtedness is incurred prior to or at the time of entry into such arrangement or is reasonably expected to be incurred within thirty days thereafter, in an amount not exceeding the notional principal amount of such Permitted Indebtedness; and

         (ix) any Indebtedness incurred in exchange for or the proceeds of which are used to exchange, refinance or refund Indebtedness referenced in any of (i) through (viii) above; PROVIDED, HOWEVER, that the principal amount of the Indebtedness so incurred does not exceed the principal amount (plus any premium) of the Indebtedness so exchanged, refinanced or refunded.

         PERMITTED LIENS means any of the following:

         (i) any Lien on property if such Lien is in existence at the time of acquisition by Maker of such property or is to secure any Indebtedness permitted hereunder that is incurred (prior to, at the time of or within 120 days after, the acquisition or completion of construction by Maker of such property) for the purpose of, or in connection with, financing all or any part of the acquisition or the cost of construction thereof;

         (ii) any Lien on property of a corporation if such Lien is in existence at the time such corporation is merged into or consolidated with Maker or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to Maker or any Lien on property of a person not a corporation if such Lien is in existence at the time of a sale, lease or other disposition of the properties of such person as an entirety or substantially as an entirety to Maker, PROVIDED, in each such case, that (i) such Lien is not created in contemplation of such merger, consolidation or disposition and does not extend to properties not subject thereto immediately prior to such merger, consolidation or disposition and (ii) any Indebtedness incurred or assumed in connection therewith is permitted hereunder;

         (iii) any Lien existing on the date of this Note;

         (iv) Liens to secure the Senior Debt;

         (v) Encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of Maker to use such assets in their respective businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

         (vi) Liens for taxes, assessments, or other governmental charges which are not delinquent or which are being contested in good faith and for which adequate reserves have been established;

         (vii) Liens of mechanics, materialmen, warehousemen, carriers or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business or which are being contested in good faith and for which adequate reserves have been established;

         (viii) Liens resulting from good faith deposits to secure payments of worker's compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, or contracts (other than for payment of Indebtedness) in the ordinary course of business;

         (ix) Liens for purchase money obligations and Capitalized Lease Obligations; PROVIDED that any such Lien encumbers only the asset so purchased or leased and the associated Indebtedness is otherwise permitted hereunder;

         (x) Leases or subleases granted to others for fair market value consideration, in any such case not interfering in any material respect with the business of Maker;

         (xi) Liens held by operators under operating agreements for amounts not yet due and payable;

         (xii) Liens securing Permitted Indebtedness; or

         (xiii) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (i) through (xii), inclusive; PROVIDED, HOWEVER, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal, or replacement Lien shall be limited to all or part of the asset which secured the Indebtedness secured by the Lien so extended, renewed or replaced (plus improvements on such asset).

         PERMITTED TRANSFEREE means, with respect to any Person: (a) in the case of any Person who is a natural person, such individual's spouse or children, any trust for such individual's benefit or the benefit of such individual's spouse or children, or any corporation or partnership in which the direct and beneficial owner of all of the equity interest is such Person or such individual's spouse or children or any trust for the benefit of such persons;
(b) in the case of any Person who is a natural person, the heirs, executors, administrators or personal representatives upon the death of such Person or upon the incompetency or disability of such Person for purposes of the protection and management of such individual's assets; and (c) in the case of any Person who is not a natural person, any Affiliate of such Person.

         PERSON means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, limited liability limited partnership, trust, unincorporated organization or government or any agency or political subdivision thereof.

         PREFERRED EQUITY INTEREST, in any person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

         PUBLIC EQUITY OFFERING means a public offering of some or all of Maker's equity interests, which yields Net Available Proceeds of at least $30,000,000.

         RESTRICTED SUBSIDIARY means any Subsidiary of the Operating Company that has not been designated as an Unrestricted Subsidiary pursuant to the Indenture.

         SENIOR DEBT means (a) the principal amount under the Credit Agreement and premium, if any, and interest thereon (including, without limitation, any interest (Post-Petition Interest) which accrues (or which would accrue but for such case, proceeding or other action) after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of Maker (whether or not such interest is allowed as a claim in such case, proceeding or other action)), and all Notes issued pursuant to, the Credit Agreement, (b) the principal amount under the Indenture and premium, if any, and interest thereon (including, without limitation, any interest (Post-Petition Interest) which accrues (or which would accrue but for such case, proceeding or other action) after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of Maker (whether or not such interest is allowed as a claim in such case, proceeding or other action)), and all Notes issued pursuant to, the Indenture; (c) any renewals, refinancings or extensions of any of the foregoing (or any portion thereof) (including Post-Petition Interest), and any increases in the foregoing and (d) all fees, expenses, indemnities and all other amounts payable by Maker thereunder or with respect thereto, including under any other Financing Document. Terms used in this definition that are not defined herein have the meaning specified in the Credit Agreement or the Indenture, as appropriate.

         SUBSIDIARY means any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by Maker or one or more Subsidiaries of Maker or by Maker and one or more Subsidiaries of Maker.

         TOTAL INTEREST EXPENSE means, for any period, the Interest Expense (net of interest income) of Maker and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income.
         UNRESTRICTED SUBSIDIARY means any Subsidiary of the Operating Company designated as such pursuant to the Indenture.

         VOTING EQUITY INTERESTS means Equity Interests in a corporation or other Person with voting power under ordinary circumstances entitling the holders thereof to elect the board of directors or other governing body of such corporation or Person.

         WHOLLY OWNED RESTRICTED SUBSIDIARY means any Restricted Subsidiary all of the outstanding Voting Equity Interests (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Operating Company.

    Section 10.    MISCELLANEOUS.

         10.1 NO WAIVER. It is expressly agreed that any waiver by Payee of any item or provision hereof or of any right, remedy or option under this Note shall not be controlling, nor shall it prevent or estop Payee from thereafter enforcing such term, provision, right, remedy or option in any other instance, and neither the failure or refusal of Payee to insist in any one or more instances upon the strict performance of this Note, nor the acceptance by Payee of any payment less than the amount then due hereunder, shall be construed as a waiver or relinquishment for the future of any such term or provision or the amount remaining due, but the same shall continue in full force and effect, it being understood and agreed that Payee's rights, remedies and options under this Note are and shall be cumulative and are in addition to all of the rights, remedies and options of Payee in law or in equity, or under any other agreement.

         10.2 SAVINGS CLAUSE.  If at any time the Interest Rate or Default
Rate, together with all fees and charges, if any, contracted for, charged, received, taken or reserved by Payee in connection with this Note that may be treated as interest under applicable law (collectively, the "Charges"), computed over the full term of this Note, exceeds the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by Payee in accordance with the laws of the State of Texas from time to time in effect, except to the extent federal law permits Payee to contract for, charge or receive a greater amount of interest, due credit being given for all charges made in connection with this Note that may be treated as interest under applicable law, the rate of interest payable hereunder, together with all Charges, shall be limited to the Maximum Rate; PROVIDED, HOWEVER, that upon any subsequent increase in the Maximum Rate from time to time, the interest charged on the unpaid principal amount of this Note shall remain equal to the Maximum Rate, and any subsequent reduction in the Interest Rate shall not reduce the rate borne by this Note, until the total amount of interest earned hereunder, together with all Charges, equals the total amount of interest which would have accrued at the Interest Rate if the Interest Rate had at all times been in effect; and PROVIDED, FURTHER, that if at maturity or final payment of this Note the total amount of interest paid or accrued under the foregoing provisions is less than the total amount of interest which would have accrued if the Interest Rate had at all times been in effect, Maker agrees to pay Payee, to the extent allowed by the then applicable law, an amount equal to the difference between (a) the lesser of (i) the amount of interest which would have been accrued on this Note if the Maximum Rate had at all times been in effect, and (ii) the amount of interest which would have accrued if the Interest Rate had at all times been in effect, and (b) the amount of interest actually accrued in accordance with the provisions of this Note.

         10.3 AMENDMENTS; BINDING EFFECT. This Note may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. This Note shall be binding upon the successors, permitted assigns and legal representatives of Maker.

         10.4 ASSIGNMENT; ENTIRE AGREEMENT. Neither Maker nor Payee may assign its rights under this Note or any interest therein without the prior written consent of the other party. This Note constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

         10.5 NOTICES. All notices hereunder shall be in writing (including prepaid overnight courier, facsimile transmission or similar writing) and shall be delivered to Maker at its address set forth in the first paragraph of this Note and to each of the persons constituting Payee at the respective addresses of such persons set forth on Annex 1 hereto (or at such other address as shall be specified by like notice to each of the persons constituting Payee and Maker). All notices shall be deemed given as of the date when such notice is first delivered by hand or sent by telecopier (receipt confirmed, with a copy simultaneously mailed registered mail), one day after depositing for delivery, fee prepaid, with a Federal Express or similar overnight deliver service and five days after mailing, postage prepaid and properly addressed in the U.S. mails.

          10.6 GOVERNING LAW. This Note shall be governed by, and the terms and provisions hereof and the rights and duties created hereby shall be interpreted, construed and enforced in accordance with, the laws of the State of Texas, without giving effect to conflicts of law provisions.

          10.7     WAIVER OF JURY TRIAL.  THE MAKER AND PAYEE HEREBY
IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.


                    [Remainder of Page Intentionally Left Blank.]

    IN WITNESS WHEREOF, Maker has caused this Subordinated Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.

                                  RBPI HOLDING CORPORATION

                                  By:
                                     -------------------------------------
                                  Title:
                                        ----------------------------------

                             ANNEX I TO SUBORDINATED NOTE

                                       EXHIBIT B

                               UNITHOLDER CALCULATION
                               (Illustrative Example)

1. Determine net proceeds for each of the cash and note components of the purchase price after deducting transactions costs, which are estimated for purposes of this example as $500,000 to be deducted solely from the cash proceeds:


     Cash Proceeds             $30,100,000      Note                  $9,800,000
     (Transaction costs)           500,000      Transaction costs              0
                               -----------                            ----------
     Net Cash Proceeds         $29,600,000      Net Note              $9,800,000


2. Determine shares for Unitholder Calculation by dividing the total number of shares of Stock and Warrants owned by the Stockholders, on a fully diluted basis, by 1,000 and add the number of Incentive Units to determine Total Units:


     Stockholder shares of Stock:                 1,000,000
     Stockholder Warrants:                           54,259
                                                  ---------
                                                  1,054,259


     Adjusted Stockholder Units
          (divide by 1,000):                       1,054.26
     Incentive Units:                                113.70
                                                   --------
     Total Units:                                  1,167.96


3.   Determine amount of cash to be paid and Holder Notes to be issued to each Unitholder by: (i) determining the Redemption Value; (ii) determining the Redemption Base for incentive Units held by RBPI Unitholders (i.e., all Unitholders except RII Unitholders: Paul Barrett, Mark Kirkpatrick and Fergus Walker); (iii) determining the Note Value of Incentive Units; and
     (iv) determining Cash Value of Incentive Units:


     Redemption Value
          (Net Cash Proceeds/Total Units):             $25,343/unit
     Redemption Base
          ($8,431,000/Adjusted Stockholder Units):     $ 7,997/unit
     Note Value to all Unitholders
          (Net Note/Total Units):                      $ 8,391/unit
     Cash Value (RBPI Unitholders)
          (Redemption Value - Redemption Base)         $17,346/unit
     Cash Value (RII Unitholders)
          (Redemption Value):                          $25,343/unit


4. Determine earnback on Warrants owned by Wingate and Affiliates by (i) calculating the cash available to pay Stockholders after deducting the above payments to Unitholders and the transaction costs (estimated as $500,000) and adding proceeds from the exercise of the Warrants ($31,468), on a fully diluted per share basis (i.e., $25,307 per share), and (ii) adjusting such amount to reflect a 30% Internal Rate of Return to Wingate on the $2.6 million Wingate Note. The total value of the Wingate and Affiliates Warrants (collectively, 54,259 Warrants) is, therefore approximately $1,373,133 (i.e., 54,259 x $25.307). Assuming the Closing Date is April 15, 1997, Wingate will have earned $322,535 in interest on the $2.6 million Wingate Note, resulting in a total return to Wingate of $1,695,668. The allowed 30% return on the $2.6 million Wingate Note would be $750,082 as of April 15, 1997, resulting in an adjustment of $427,547 to the value of the Warrants owned by Wingate and Affiliates, or an earnback of $945,586. Dividing the total earnback by the adjusted number of shares of Common Stock owned by the Stockholders (not including Warrants) plus the number of incentive Units (i.e., 1,113.70), produces the total value of the earnback to each Unitholder of $849 per unit. This earnback is subject to change over time as the amount of interest earned on the $2.6 million Wingate Note changes.

                              EXHIBIT C

                          RELEASE AND WAIVER

    In consideration of the willingness of Wingate Partners, L.P., a Delaware limited partnership, and its affiliates ("Wingate") to enter into that certain Stock Purchase Agreement dated as of the __ day of March, 1997, by and between the parties listed on Schedule I thereto and Reliant Partners, L.P., a Texas limited partnership, a copy of which is attached hereto as EXHIBIT A (the "Agreement"), the undersigned hereby agrees as follows (the "Release and Waiver"):

    1. The undersigned is a party to that certain Incentive Units Agreement with Redman Building Products, Inc., a Delaware corporation ("RBPI"), and
RBPI Holding Corporation, a Delaware corporation ("Holding"), dated as of ___________________, as amended to the date hereof (the "Incentive Agreement").

    2. The undersigned agrees and acknowledges that the undersigned's execution of this Release and Waiver is a condition precedent to Wingate's entering into and performing under the Agreement and that Wingate would not have executed the Agreement without an agreement by the undersigned to enter into this Release and Waiver.

    3. The undersigned has reviewed the calculation of the Redemption Base (as defined in the Incentive Agreement) as set forth on EXHIBIT B attached hereto. The undersigned acknowledges and agrees that the calculation of the final Redemption Base cannot be made until such time as certain factors used in the computation thereof (E.G., transaction costs and adjustments to the value of warrants held by certain Stockholders of Holding) are known to the parties and that the calculation set forth in EXHIBIT B hereto is for illustrating the methodology by which the final Redemption Base will be calculated at the closing of the transactions contemplated by the Agreement (the "Closing"). EXHIBIT B hereto assumes that closing will occur on April 15, 1997. If closing occurs before or after such date, the exact amount of the Redemption Base will change, as calculated in accordance with the methodology set forth on EXHIBIT B. The undersigned understands and agrees that an aggregate of $250,000 in cash compensation otherwise available for distribution to stockholders of Holding and Incentive Unitholders (as defined in the Agreement) will be deposited with Wingate at Closing for the purpose of paying certain costs and expenses incurred incident to the negotiation, preparation and execution of the Agreement and the transactions contemplated thereby (including, without limitation, the Notes (as defined in the Agreement) (the "Expenses") and not paid on or prior to the Closing and that any amounts not used for such purposes will be distributed to the Stockholders and the Unitholders, as determined in accordance with the methodology set forth in EXHIBIT B, at such time as Wingate in its sole discretion determines that all such Expenses have been reasonably estimated and paid. Based upon the factors set forth above, and acknowledging that the exact amount of the Redemption Base will change if the Closing occurs before or after April 15, 1997, but will in any event be based upon the methodology set forth on EXHIBIT B hereto, the undersigned acknowledges and agrees that the methodology used in such calculation, as set forth on EXHIBIT B hereto, is correct and that the amount of the Redemption Base, when so calculated, is the correct amount to be paid to the undersigned at Closing.

    4. In consideration of the foregoing, and for other good and sufficient consideration, the receipt and adequacy of which is hereby acknowledged, the undersigned hereby, for himself, his attorneys, heirs, executors, administrators, successors and assigns does hereby irrevocably and unconditionally release, acquit, and forever discharge Wingate, RBPI and Holding and each of its respective owners, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, affiliates (and agents, directors, officers, employees, representatives and attorneys of such affiliates), and all persons acting by, through, under or in concert with any of them (collectively "Releases"), or any of them, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys fees and costs actually incurred), of any nature whatsoever, known or unknown, which the undersigned now has, owns, or holds, or claims to have, own, or hold, or which he at any time heretofore had, owned or held, or claimed to have, own, or hold, or which he at any time hereafter may have, own, or hold, or claim to have, own, or hold against each or any of the Releases in respect of or in connection with the Incentive Agreement.

    5. This Release and Waiver is made and entered into in the State of Texas and shall in all respects be interpreted, enforced and governed under the laws of said state. The language of all parts of this Release and Waiver shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties. Should any provision of this Release and Waiver be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term, or provision shall be deemed not to be a part of this Release and Waiver. This Release and Waiver, including attachments, sets forth the entire agreement between the parties hereto as to the subject matter hereof and fully supersedes any and all prior agreements or understandings among the undersigned and the Releases pertaining to the subject matter hereof.

    PLEASE READ CAREFULLY. THIS WAIVER AND RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

         Executed this ____ day of ____________, 1997.



         ----------------------------------------
         Signature of Incentive Unitholder


         Print Name:
                    -----------------------------

                                    EXHIBIT A

                             STOCK PURCHASE AGREEMENT

                              [Intentionally Omitted]

                                       EXHIBIT B

                                 UNITHOLDER CALCULATION

               [Intentionally Omitted-See Exhibit D to Stock Purchase Agreement]

                                 EXHIBIT D

     The number of Redemption Shares to be redeemed by the issuance of Holder Notes is calculated as follows:

     1. Calculate the aggregate Note value to all Incentive Unitholders pursuant to paragraph 3 of Exhibit B, and deduct such aggregate Note value from $9,800,000 to determine the "Stockholder Note Value".

     2.

         (i) Determine the "Net Cash Proceeds to Unitholders" by adding (x) the Cash Value (RBPI Unitholders) timed the number of RBPI Units PLUS (y) the Cash Value (RII Unitholders) times the number of RII Units PLUS (z) the aggregate amount of the earnback on Warrants owned by Wingate and Affiliates payable to Unitholders, as determined pursuant to paragraphs 3 and 4 of Exhibit B.

         (ii) Determine the "Net Cash Proceeds Available to Stockholders" by subtracting (x) the Net Cash Proceeds to Unitholders (determined in accordance with paragraph (i) above) from (y) the Net Cash Proceeds (determined in accordance with paragraph 1 of Exhibit B).

     3. Determine the "Net Proceeds per Share" by dividing (x) the Net Cash Proceeds Available to Stockholders PLUS the Stockholder Note Value by (y) the number of fully-diluted shares of Stock.

     4. Divide the Stockholder Note Value by the Net Proceeds per Share to determine the number of Redemption Shares.

                                    EXHIBIT E

                              COMPLIANCE CERTIFICATE

    This certificate is delivered to Reliant Partners, L.P., a Texas limited partnership (the "Purchaser"), pursuant to Section 5.1(c) of the Stock Purchase Agreement (the "Purchase Agreement"), dated as of March ___, 1997, by and among the Purchaser and each of the undersigned (the "Stockholders"), relating to the acquisition of capital stock of RBPI Holding Corporation, a Delaware corporation (the "Corporation"). Capitalized terms used herein without definition shall have the meanings set forth in the Purchase Agreement. The Stockholders hereby certify as follows:

    1. All representations and warranties of the Stockholders contained in the Purchase Agreement are true and correct in all material respects on and as of the date when made and on and as of the date hereof.

    2. The Stockholders have performed and complied with in all material respects, and caused each of the Companies to have performed and complied with in all material respects, all agreements and conditions required by the Purchase Agreement to be performed or complied with by them on or prior to the Closing Date.

    IN WITNESS WHEREOF, the undersigned have signed this Certificate effective as of the ___ day of _____________, 1997.

WINGATE PARTNERS, L.P.                    WALLACE R. HAWLEY AND
                                          ALEXANDRA HAWLEY REVOCABLE
By: Wingate Management Company, L.P.,     TRUST U/A/D 07/30/92
      its general partner


   By:                                      By:
       --------------------------------         -------------------------------
   Name:                                    Name:
         ------------------------------           -----------------------------
   Its:                                     Its:
        -------------------------------          ------------------------------

WINGATE AFFILIATES, L.P.                  -------------------------------------
                                          V. EDWARD EASTERLING, JR.
   By:
       --------------------------------
   Name:
         ------------------------------
   Its:
        -------------------------------     MAY FINANCIAL CORPORATION
                                              FBO JEAN C. BEASLEY IRA

                                              By:
                                                  -----------------------------
                                              Name:
                                                    ---------------------------
                                              Its:
                                                   ----------------------------

                                   EXHIBIT G

                                  CERTIFICATE

    This certificate is delivered to Reliant Partners, L.P., a Texas limited partnership (the "Purchaser"), pursuant to Section 5.1(g) of the Stock Purchase Agreement (the "Purchase Agreement"), dated as of March ___, 1997, by and among the Purchaser and each of the undersigned (the "Stockholders"), relating to the acquisition of capital stock of RBPI Holding Corporation, a Delaware corporation (the "Corporation"). Capitalized terms used herein without definition shall have the meanings set forth in the Purchase Agreement.

    The Stockholders hereby certify that no Material Adverse Effect has occurred from the date of the Purchase Agreement to the Closing Date, and no damage, destruction or loss, whether or not covered by insurance, adversely affecting in any material respect the properties, businesses, prospects or assets of the Companies has occurred or been threatened.

    IN WITNESS WHEREOF, the undersigned have signed this Certificate effective as of the ___ day of ___________________, 1997.

WINGATE PARTNERS, L.P.                   WALLACE R. HAWLEY AND
                                         ALEXANDRA HAWLEY REVOCABLE
By: Wingate Management Company, L.P.,    TRUST U/A/D 07/30/92
       its general partner

   By:                                      By:
       --------------------------------         -------------------------------
   Name:                                    Name:
         ------------------------------           -----------------------------
   Its:                                     Its:
        -------------------------------          ------------------------------


WINGATE AFFILIATES, L.P.                 --------------------------------------
                                         V. EDWARD EASTERLING, JR.
   By:
       --------------------------------
   Name:
         ------------------------------
   Its:
        -------------------------------     MAY FINANCIAL CORPORATION
                                              FBO JEAN C. BEASLEY IRA

                                              By:
                                                 ------------------------------
                                              Name:
                                                    ---------------------------
                                              Its:
                                                   ----------------------------

                                   EXHIBIT H

                    TERMINATION OF INTERCOMPANY AGREEMENTS


    This Termination Agreement (the "Agreement"), dated effective as of the ____ day of ____________, 1997 (the "Effective Date"), is by and among RBPI Holding Corporation, a Delaware corporation ("Holding"), each of the Stockholders of Holding (the "Stockholders'), Redman Building Products, Inc., a Delaware corporation (the "Operating Company"), and each of its subsidiaries noted on the signature pages hereto (collectively with the Operating Company, the "Companies").

                                       RECITALS

    In connection with the Stock Purchase Agreement dated as of March ___, 1997 by and among Reliant Partners, L.P. and the Stockholders (the "Purchase Agreement"), the parties hereto desire to terminate all management and other intercompany agreements among the Companies and the Stockholders and Affiliates of the Stockholders as of the Effective Date. Capitalized terms used herein without definition shall have the meanings as set forth in the Purchase Agreement.

    NOW, THEREFORE, in consideration of the provisions and respective agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

    1. TERMINATION OF AGREEMENTS. As of the Effective Date, all management and other intercompany agreements among the Companies, on the one hand, and the Stockholders and Affiliates of the Stockholders, on the other hand, including, without limitation, the Oral Management and Consulting Fee Agreement by and between Wingate Partners, L.P. and Holding, are hereby terminated and are of no further force or effect.

    2. CANCELLATION OF INDEBTEDNESS. As of the Effective Date, all indebtedness of the Companies to the Stockholders and the Affiliates of the Stockholders is hereby cancelled and of no further force or effect.

    3. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one Agreement.

    4. ENTIRE AGREEMENT. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

    IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                  COMPANIES

                                  RBPI HOLDING CORPORATION

                                  By:
                                      ----------------------------------------
                                  Name:
                                        --------------------------------------
                                  Title:
                                         -------------------------------------

                                  REDMAN BUILDING PRODUCTS, INC.

                                  By:
                                      ----------------------------------------
                                  Name:
                                        --------------------------------------
                                  Title:
                                         -------------------------------------

                                  RBP OF ARIZONA, INC.
                                  RBP CUSTOM GLASS, INC.
                                  RBP FENESCO, INC.
                                  RBP OF TEXAS, INC.
                                  RBP TRANS, INC.
                                  LEVAN BUILDERS SUPPLY,
                                     INCORPORATED
                                  NUPRIME OF DENVER, INC.
                                  TIMBER TECH, INC.

                                  By:
                                      ----------------------------------------
                                  Name:
                                        --------------------------------------
                                  Title:
                                         -------------------------------------

                                  STOCKHOLDERS

                                  WINGATE PARTNERS, L.P.

                                     By: Wingate Management Company, L.P.,
                                           its general partner

                                  By:
                                      ----------------------------------------
                                  Name:
                                        --------------------------------------
                                  Its:
                                       ---------------------------------------

                                  WINGATE AFFILIATES, L.P.

                                  By:
                                      ----------------------------------------
                                  Name:
                                        --------------------------------------
                                  Its:
                                       ---------------------------------------

                                  WALLACE R. HAWLEY AND
                                     ALEXANDRA HAWLEY
                                     REVOCABLE TRUST
                                     U/A/D 07/30/92

                                  By:
                                      ----------------------------------------
                                  Name:
                                        --------------------------------------
                                  Its:
                                       ---------------------------------------


                                  --------------------------------------------
                                  V. EDWARD EASTERLING, JR.

                                  MAY FINANCIAL CORPORATION
                                     FBO JEAN C. BEASLEY IRA

                                     By:
                                         --------------------------------------
                                     Name:
                                           ------------------------------------
                                     Its:
                                          -------------------------------------

                                   EXHIBIT I


                            RELIANT PARTNERS, L.P.
                         201 MAIN STREET, SUITE 3100
                           FORT WORTH, TEXAS  76102


                                March ___, 1997


[Certain Members of Senior Management]
--------------------------
--------------------------


    Re:  Application of Net Incentive Payments


Dear Mr. __________:

    Reference is made to (i) that certain Stock Purchase Agreement, dated as of even date herewith (the "Purchase Agreement"), by and between the parties listed on Schedule I thereto (the "Stockholders") and Reliant Partners, L.P., a Texas limited partnership ("Purchaser"), pertaining to Purchaser's purchase of capital stock of RBPI Holding Corporation, a Delaware corporation ("RBPI"), from the Stockholders; and (ii) that certain RBPI Incentive Unit Agreement by and between you and RBPI (the "Incentive Agreement").

    You hereby acknowledge and agree that immediately upon your receipt of payments pursuant to the Incentive Agreement you will pay [80% of] the net cash payments, after taxes, ^ to be made to you by RBPI as of the Closing of the transactions contemplated by the Stock Purchase Agreement in respect of the Incentive Agreement as a direct or indirect result of the consummation of the transactions contemplated by the Purchase Agreement (the "Net Incentive Payments") to Purchaser in consideration of the purchase by you of an interest in Purchaser, such purchase to be at the same price, on the same terms and subject to the same conditions as interests in Purchaser are sold to others.

                     [Remainder of Page Intentionally Left Blank]

    If the foregoing sets forth the agreement of the parties with regard to the matters addressed herein, please so evidence by signing the attached duplicate original of this letter in the space provided for your signature and returning it to the undersigned, whereupon the provisions hereof will constitute a binding agreement.

                             Sincerely,

                             RELIANT PARTNERS, L.P.

                             By:  Reliant Investment Partners, L.P., its
                                  General Partner

                             By:  Group 31, Inc., its General Partner

                                  By:
                                      ---------------------------------------

                                  Title:
                                         ------------------------------------


AGREED TO AND
ACKNOWLEDGED BY:


--------------------------------------
[CERTAIN MEMBERS OF SENIOR MANAGEMENT]


RBPI HOLDING CORPORATION

By:
    ---------------------------------------

Title:
       ------------------------------------

                                   EXHIBIT J





                                --------------

Wingate Partners, L.P.
Wingate Affiliates, L.P.
Wallace R. Hawley and Alexandra
 Hawley Revocable Trust U/A/D 07/30/92
V. Edward Easterling
May Financial Corporation
 FBO Jean C. Beasley IRA
c/o Wingate Partners, L.P.
750 N. St. Paul Street, Suite 1200
Dallas, Texas 75201


 Re: Stock Purchase Agreement (the "Agreement") dated as of March ____, 1997 by and among Reliant Partners, L.P., a Texas limited partnership (the "Purchaser") and Wingate Partners, L.P.; Wingate Affiliates, L.P.; Wallace R. Hawley and Alexandra Hawley Revocable Trust U/A/D 07/30/92; V. Edward Easterling; and May Financial Corporation FBO Jean
      C. Beasley IRA (collectively, the "Stockholders")

Ladies and Gentlemen:

     This firm has acted as legal counsel to Purchaser, for the purpose of delivering this opinion letter to you, as provided by Section 5.2(e) of the Agreement.

     Except as otherwise indicated herein, capitalized terms used in this opinion letter are defined as set forth in the Agreement.

     In rendering this opinion, we have examined (a) the Agreement; and (b) the Limited Partnership Agreement of Purchaser and a certified copy of its certificate of limited partnership.

                              [ASSUMPTIONS ]

     Based upon and subject to the foregoing, and the other limitations and qualifications set forth herein, we are of the opinion that:

      1. The Purchaser was formed and exists as a limited partnership under the laws of the State of Texas.

      2. The Purchaser has the partnership power and authority to execute and deliver the Agreement and to perform its obligations under the Agreement.

      3. The Agreement has been authorized, executed and delivered by the Purchaser, and constitutes the legal and enforceable obligation of the Purchaser.

      4. The execution and delivery of the Agreement by the Purchaser do not, and the performance of the Agreement by the Purchaser will not, render the Purchaser in violation of its Limited Partnership Agreement or Certificate of Limited Partnership, or any statute or regulation by which the Purchaser is bound. We have no knowledge that the execution and delivery of the Agreement by the Purchaser will (i) result in the violation of any order or judgment of any court, government agency or arbitrator in which the Purchaser is named, or (ii) constitute a breach of any other agreement to which the Purchaser is a party.

      5. We have no knowledge that the execution, delivery and performance by the Purchaser of the Agreement will require the consent or approval of, or filing with, any person or governmental entity; PROVIDED, HOWEVER, that we express no opinion with respect to any filing requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                                [LIMITATIONS]


                                    Respectfully submitted,



                                    KELLY, HART & HALLMAN
                                      (a professional corporation)

                                      EXHIBIT K

                                COMPLIANCE CERTIFICATE

    This certificate is delivered to Wingate Partners, L.P., Wingate
Affiliates, L.P., Wallace R. Hawley and Alexandra Hawley Revocable Trust U/A/D 07/30/92, V. Edward Easterling, Jr., and May Financial Corporation FBO Jean C. Beasley IRA (collectively, the "Stockholders") by Reliant Partners, L.P., a Texas limited partnership (the "Purchaser"), pursuant to Section 5.2(h) of the Stock Purchase Agreement (the "Purchase Agreement"), dated as of March ___, 1997, by and among the Purchaser and the Stockholders, relating to the acquisition by Purchaser of capital stock of RBPI Holding Corporation, a Delaware corporation (the "Corporation"). Capitalized terms used herein without definition shall have the meanings as set forth in the Purchase Agreement. The Purchaser hereby certifies as follows:

    1. All representations and warranties of the Purchaser contained in the Purchase Agreement are true and correct in all material respects on and as of the date when made and on and as of the date hereof.

    2. The Purchaser has performed and complied in all material respects with all agreements and conditions required by the Purchase Agreement to be performed or complied with by it on or prior to the Closing Date.

    IN WITNESS WHEREOF, the undersigned has signed this Certificate effective as of the ____ day of _________, 1997.


                                     RELIANT PARTNERS, L.P.

                                       By: Reliant Investment Partners, L.P.,
                                            General Partner

                                       By: Group 31, Inc., General Partner


                                       By:
                                          ------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                            ----------------------------------